SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

ARVINMERITOR, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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____________________________________________________________________________________
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____________________________________________________________________________________
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Letter to Shareowners Notice of 2007 Annual Meeting and Proxy Statement

December 11, 2006

Dear Shareowner:

     You are cordially invited to attend the 2007 annual meeting of shareowners of ArvinMeritor, Inc.

     The meeting will be held at ArvinMeritor’s World Headquarters in Troy, Michigan, on Friday, January 26, 2007, at 9 a.m. At the meeting there will be a current report on the activities of the Company followed by discussion and action on the matters described in the Proxy Statement. Shareowners will have an opportunity to comment on or to inquire about the affairs of the Company that may be of interest to shareowners generally.

     If you plan to attend the meeting, please mark the box on your proxy card or indicate your intention to attend when voting by telephone or Internet.

     We hope that as many shareowners as can conveniently attend will do so.

Sincerely yours,

Charles G. McClure, Jr.
Chairman of the Board, Chief Executive Officer
and President

ARVINMERITOR, INC.
2135 West Maple Road
Troy, Michigan 48084-7186
_________________

Notice of 2007 Annual Meeting of Shareowners
_________________

To the Shareowners of ARVINMERITOR, INC.:

     Notice is Hereby Given that the 2007 Annual Meeting of Shareowners of ArvinMeritor, Inc. (the “Company”) will be held at the Company’s World Headquarters at 2135 West Maple Road, Troy, Michigan 48084, on Friday, January 26, 2007, at 9 a.m. (Eastern Standard Time) for the following purposes:

(1)	to elect four members of the Board of Directors of the Company with terms expiring at the Annual Meeting in 2010;

(2)	to consider and vote upon a proposal to approve the selection by the Audit Committee of the Board of Directors of the firm of Deloitte & Touche LLP as auditors of the Company;

(3)	to consider and vote upon a proposal to approve the adoption by the Board of Directors of the 2007 Long-Term Incentive Plan; and

(4)	to transact such other business as may properly come before the meeting.

     Only shareowners of record at the close of business on November 24, 2006 will be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors.

Bonnie Wilkinson
Secretary

December 11, 2006

     NOTE: THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF THE ACCOMPANYING PROXY. A RETURN ENVELOPE IS ENCLOSED.

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PROXY STATEMENT
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     The 2007 Annual Meeting of Shareowners of ArvinMeritor, Inc. (the “Company” or “ArvinMeritor”) will be held on January 26, 2007, for the purposes set forth in the accompanying Notice of 2007 Annual Meeting of Shareowners. The Board of Directors of ArvinMeritor is soliciting proxies to be used at the Annual Meeting and any adjournment, and is furnishing this statement and the accompanying proxy in connection with its solicitation. We are first sending this statement and the proxy to shareowners on or about December 11, 2006.

     Shareowners of record may vote by (a) executing and returning a proxy in the accompanying form; (b) calling a toll-free telephone number; or (c) voting via the Internet. Specific instructions for telephone and Internet voting are included on the enclosed proxy card. If you vote by telephone or Internet, it is not necessary to return a proxy card. If you properly give a proxy (including a written proxy or a proxy via telephone or Internet), your shares will be voted as you specify in the proxy. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. You may revoke your proxy prior to its exercise by delivering written notice of revocation to the Secretary of the Company, by giving a valid, later dated proxy, by voting via telephone or Internet at a later date than the date of the proxy, or by attending the meeting and voting in person.

     If your shares are held in “street name” by a bank, broker or other nominee holder on your behalf, you must follow the directions that you receive from your bank, broker or other nominee holder in order to direct the vote or change the vote of your shares. If you wish to vote in person at the meeting, you must obtain a legal proxy from the nominee holding your ArvinMeritor shares.

     Our policy is to keep confidential proxy cards, ballots and voting tabulations that identify individual shareowners. However, exceptions to this policy may be necessary in some instances to comply with legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting. Inspectors of election and any employees associated with processing proxy cards or ballots and tabulating the vote must acknowledge their responsibility to comply with this policy of confidentiality.

VOTING SECURITIES

     Only shareowners of record at the close of business on November 24, 2006 are entitled to receive notice of, and to vote at, the meeting. On November 24, 2006, we had outstanding 70,725,652 shares of Common Stock, par value $1 per share, of ArvinMeritor (“Common Stock”). Each holder of Common Stock is entitled to one vote for each share held.

     As of November 24, 2006, T. Rowe Price Trust Company, as directed trustee under the ArvinMeritor savings plans for its participating employees, owned the following shares of Common Stock:

		Percent of Outstanding
Name and address	Number of Shares	Common Stock
T. Rowe Price Trust Company	2,788,388	3.94%
4555 Painters Mill Road
Owings Mills, MD 21117

     If you are a participant in any of these plans, your proxy card will also serve as a voting instruction card for the trustee with respect to shares held in your account. Shares held on account of participants in these plans will be voted by the trustee in accordance with instructions from the participants (either in writing or by means of telephone or Internet voting procedures). Where no instructions are received, shares will be voted by the trustee in the same manner and proportion as shares for which instructions are received.

     In addition, the following entities reported beneficial ownership of more than 5% of the outstanding shares of ArvinMeritor Common Stock as of the dates noted below. This information is based on Schedules 13G and 13G/A that were filed with the Securities and Exchange Commission (“SEC”) on January 26, February 14, and November 13, 2006.

		Percent of Outstanding
Name and Address	Number of Shares	Common Stock
FMR Corp., Edward C. Johnson 3d, Fidelity Management &
Research Company and Fidelity Low Priced Stock Fund		10.016%
82 Devonshire Street, Boston, MA 02109	7,068,500	(as of 10/31/06)
Barclays Global Investors, NA, and Barclays Global Fund Advisors,
45 Fremont Street, San Francisco, CA 94105, Barclays Global
Investors, Ltd., Murray House, 1 Royal Mint Court, London,
England EC3N 4HH, and Barclays Global Investors Japan Trust
and Banking Company Limited, Ebisu Prime Square Tower, 8th		6.83%
Floor, 1-1-39 Hiroo, Shibuya-ku, Tokyo 150-0012 Japan	4,804,342	(as of 12/31/05)
Brandes Investment Partners, L.P., Brandes Investment Partners,
Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes,
Glenn R. Carlson and Jeffrey A. Busby, 11988 El Camino Real,		5.4%
Suite 500, San Diego, CA 92130	3,809,817	(as of 12/31/05)

ELECTION OF DIRECTORS

     Our Restated Articles of Incorporation provide that the Board of Directors consists of three classes of directors with overlapping three-year terms, and that the three classes should be as nearly equal in number as possible. One class of directors is elected each year with terms extending to the Annual Meeting held three years later. After the 2007 Annual Meeting, the Company’s Board of Directors will consist of ten members. No director of ArvinMeritor was selected pursuant to any arrangement or understanding between him or her and any person other than ArvinMeritor. There are no family relationships, as defined in applicable SEC regulations, between any executive officer, director or person nominated to become a director or executive officer of ArvinMeritor.

     Four directors are standing for re-election at the 2007 Annual Meeting as Class I directors, for terms expiring at the Annual Meeting in 2010. The three directors remaining in Class II after the meeting and the three directors in Class III are serving terms expiring at the Annual Meeting of Shareowners in 2008 and 2009, respectively. Joseph P. Flannery and William D. George, Jr., currently Class II directors, and Richard W. Hanselman, currently a Class I director, have decided to retire from the Board of Directors as of the date of the 2007 Annual Meeting.

     Proxies will be voted at the meeting (unless authority to do so is withheld) for the election as directors of the nominees specified in Class I — Nominees for Director with Terms Expiring in 2010, under the heading Information as to Nominees for Director and Continuing Directors below. If for any reason any of the nominees is not a candidate (which is not expected) when the election occurs, it is likely that either (a) proxies would be voted for the election of the other nominees and of a substitute nominee, or (b) the Board of Directors would reduce the number of directors.

INFORMATION AS TO NOMINEES FOR DIRECTOR AND CONTINUING DIRECTORS

     The following information, as reported to us as of the date of this proxy statement, is shown below for each nominee for director and each continuing director: name, age and principal occupation; period during which he or she has served as a director of ArvinMeritor and its predecessor, Meritor Automotive, Inc. (“Meritor”), which merged with Arvin Industries, Inc. (“Arvin”) into ArvinMeritor on July 7, 2000 (the “merger”); position, if any, with ArvinMeritor; business experience; other directorships held; and the committees of the Board of Directors on which the nominee or continuing director serves.

CLASS I — NOMINEES FOR DIRECTOR WITH TERMS EXPIRING IN 2010

RHONDA L. BROOKS
President, R. Brooks Advisors, Inc. (Business Consultant)

Age 54	Ms. Brooks, a director since July 2000 and a director of Meritor from July 1999 until the merger, is Chairman of the Environmental and Social Responsibility Committee. She is currently the President of R. Brooks Advisors, Inc., a consultant for start-up firms and an advisor for a private equity company. She served Owens Corning, Inc. (building materials and fiberglass composites) as President of the Exterior Systems Business from June 2000 to July 2002; as President of the Roofing Systems Business from December 1997 to June 2000; as Vice President, Investor Relations from January to December 1997; and as Vice President-Marketing of the Composites Division from 1995 to 1996. She served as Senior Vice President and General Manager of PlyGem Industries, Inc. (building and remodeling products) from 1994 to 1995, and as Vice President — Oral Care and New Product Strategies, and Vice President — Marketing and Sales of Warner Lambert Company (pharmaceuticals and consumer products) from 1990 to 1994. She was with General Electric Company from 1976 to 1990. She is a director of Starfire Systems, Inc. and Menasha Corporation.

IVOR J. EVANS
Retired Vice Chairman, Union Pacific Corporation (Railroad Company)

Age 64	Mr. Evans, a director since May 2005, is a member of the Audit Committee. He served as Vice Chairman of Union Pacific Corporation from January 2004 until his retirement in March 2005. He had served as President and Chief Operating Officer of Union Pacific Railroad from 1998 until January 2004. From 1989 to 1998, he served in various executive positions at Emerson Electric Company (technology and engineering applications), including Senior Vice President, Industrial Components and Equipment. Prior to that, he was President of Blackstone Corp. (automotive components and systems) from 1985 to 1989 and, prior to that, spent 20 years serving in key operations roles for General Motors Corporation (automotive). He is also a director of Textron, Cooper Industries, Spirit AeroSystems and Suntron Corporation and an operating partner of Thayer Capital Partners.

CHARLES G. McCLURE, JR.
Chairman of the Board, Chief Executive Officer and President of ArvinMeritor

Age 53	Mr. McClure has been a director since August 2004 when he was elected to his current position. Prior to joining the Company, he served Federal-Mogul Corporation (automotive supplier) as Chief Executive Officer and a member of the Board of Directors from July 2003 to July 2004, and as President and Chief Operating Officer and a member of the Board of Directors from January 2001 to July 2003. He served Detroit Diesel Corporation (designer and manufacturer of diesel engines) as President, Chief Executive Officer and a member of the Board of Directors from 1997 to December 2000, and held a number of management positions with Johnson Controls, Inc. (automotive supplier) from 1983 to 1997, including President of the Americas Region; Vice President and Managing Director of European Operations; and Vice President and General Manager of Joint Ventures. From 1983 to 1985, Mr. McClure was employed at Hoover Universal (which was acquired by Johnson Controls in 1985) as Operations Director of Material Handling Products. Before that, he spent four years at Ford Motor Company (automotive) as a heavy-duty truck sales engineer and field service engineer. He served as a lieutenant (jg) on a U.S. Navy destroyer from 1975 to 1979. Mr. McClure is a director of R. L. Polk & Company and serves on the boards of various business and civic organizations.

WILLIAM R. NEWLIN
Executive Vice President and Chief Administrative Officer of Dick’s Sporting Goods, Inc. (Sporting Goods)

Age 66	Mr. Newlin, a director since July 2003, is a member of the Compensation and Management Development Committee and the Corporate Governance and Nominating Committee. He has been Executive Vice President and Chief Administrative Officer of Dick’s Sporting Goods, Inc. since October 2003. He served as Chairman and CEO of Buchanan Ingersoll Professional Corporation (law firm) from 1980 to October 2003. Mr. Newlin is the lead director of Kennametal Inc. and a director of Calgon Carbon Corporation.

     The Board recommends that you vote “FOR” the election of these nominees, which is presented as item (1).

CLASS II — CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2008

JOSEPH B. ANDERSON, JR.
Chairman of the Board and Chief Executive Officer, TAG Holdings, LLC (Automotive Components)

Age 63	Mr. Anderson, a director since July 2000 and a director of Meritor from September 1997 until the merger, is a member of the Corporate Governance and Nominating Committee and the Environmental and Social Responsibility Committee. He has served as Chairman of the Board and Chief Executive Officer of TAG Holdings, LLC since 2003, and of its subsidiaries, Vibration Control Technologies, LLC since 2002; A&D Technologies, LLC and North American Assemblies, LLC since 2003; and Great Lakes Assemblies, LLC and JIC Electric, LLC since 2005. He was Chairman of the Board and Chief Executive Officer of Chivas Industries LLC (and its predecessor, Chivas Products, Ltd.) (automotive components) from October 1994 until March 2002. From December 1992 to July 1993, Mr. Anderson was President and Chief Executive Officer of Composite Energy Management Systems, Inc. (automotive components). Mr. Anderson served in a variety of positions, primarily in manufacturing, with General Motors Corporation (automotive) from 1979 until December 1992. He also served as an assistant to the U.S. Secretary of Commerce from 1977 to 1979. Mr. Anderson is a director of Quaker Chemical Corporation, Rite Aid Corporation, Sierra Pacific Resources and Valassis Communications, Inc. He is also a director, trustee or member of a number of business, educational and civic organizations.

STEVEN G. ROTHMEIER
Chairman and Chief Executive Officer, Great Northern Capital (Investment Management Firm)

Age 60	Mr. Rothmeier, a director of ArvinMeritor since November 2004, is a member of the Audit Committee and the Corporate Governance and Nominating Committee. He is the Chairman and Chief Executive Officer of Great Northern Capital. He founded the St. Paul, Minnesota investment management firm in 1993, after serving as president of a Twin Cities venture capital and merchant banking firm from 1990 to 1993. Mr. Rothmeier began his career with Northwest Airlines, Inc. in 1973 as a corporate financial analyst and served in a number of positions of increasing leadership, including Director of Economic Planning in the Regulatory Proceedings Division; Vice President of Finance and Treasurer; Executive Vice President of Finance and Administration; Chief Financial Officer; and President and Chief Operating Officer. He was named Chairman and Chief Executive Officer of NWA, Inc. and the airline in 1985 and served in that position until 1989. He is also a director of Precision Castparts, Inc. and Waste Management, Inc. He is a Trustee of the University of Chicago and serves on the boards of a number of civic, business and charitable organizations.

ANDREW J. SCHINDLER
Retired Chairman, Reynolds American (Holding Company)

Age 62	Mr. Schindler has been a director of ArvinMeritor since November 2004 and is a member of the Compensation and Management Development Committee. He served as Chairman of Reynolds American, the parent company of R. J. Reynolds Tobacco Company, Santa Fe Natural Tobacco Company and Lane Limited (tobacco products), from its formation in July 2004 until his retirement in December 2005. He joined R.J. Reynolds Industries, Inc. in 1974 and after a series of positions of increasing responsibility, he was named Director of Manufacturing for Nabisco Foods Co. in 1987; Vice President of Personnel for R.J. Reynolds Tobacco in 1988; Senior Vice President, Operations for R.J. Reynolds Tobacco in 1989; Executive Vice President, Operations for R.J. Reynolds Tobacco in 1991; and President and Chief Executive Officer for R.J. Reynolds Tobacco in 1994. He served R. J. Reynolds Tobacco Holdings, Inc. as Chairman and Chief Executive Officer from 1999 to 2004. Mr. Schindler achieved the rank of captain in the U.S. Army, where he held command and staff positions in the United States and in Vietnam. He is a director of Krispy Kreme Doughnuts Inc. and Hanesbrands, Inc. He is also a member of the Board of Trustees of Wake Forest University and the Board of Directors of Wake Forest University Health Sciences, and he serves on the boards of various civic and business organizations.

CLASS III — CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2009

DAVID W. DEVONSHIRE
Executive Vice President and Chief Financial Officer, Motorola, Inc. (Communications Technologies and Electronics Products)

Age 61	Mr. Devonshire, a director since July 2004, is a member of the Audit Committee. He has been Executive Vice President and Chief Financial Officer of Motorola, Inc. since 2002. He had previously served as Executive Vice President and Chief Financial Officer for Ingersoll-Rand Company (industrial components) from 1998 to 2002; Senior Vice President and Chief Financial Officer for Owens Corning, Inc. (building materials and fiberglass composites) from 1993 to 1998; Corporate Vice President of Finance for Honeywell (diversified manufacturing and technology) from 1992 to 1993; and Corporate Vice President and Controller for Honeywell from 1990 to 1992. Prior to that, Mr. Devonshire served in financial positions with Mead Corporation (forest products), Baxter International, Inc. (medical devices and biotechnology) and KPMG (public accounting), where he began his career in 1968. Mr. Devonshire serves on the board of Roper Industries and the advisory board of CFO Magazine and LEK Consulting, and is a member of the Board of Trustees of the John G. Shedd Aquarium of Chicago.

VICTORIA B. JACKSON
President, Victoria Bellé, Inc. (Design, Manufacturing and Marketing of Specialty Retail Products)

Age 51	Ms. Jackson, a director since July 2000 and a director of Meritor from July 1999 until the merger, is a member of the Audit Committee. She currently serves as President of Victoria Bellé, Inc., a designer, manufacturer and marketer of specialty retail products. She was President and Chief Executive Officer of DSS/Prodiesel, Inc. (transportation components) from 1979 until 1998, when the company was sold to TransCom USA. She served as a consultant to TransCom USA from 1998 to February 2000. Ms. Jackson is a member of the Advisory Board of Stratco Global and is a member of various business, educational and civic organizations.

 JAMES E. MARLEY
Retired Chairman of the Board, AMP Inc. (Electrical and Electronics Components and Cabling Products)

Age 71

Mr. Marley, a director since July 2000 and a director of Meritor from April 1999 until the merger, is Chairman of the Compensation and Management Development Committee and a member of the Environmental and Social Responsibility Committee. He is the retired Chairman of the Board of AMP Inc., serving in that position from 1993 to 1998. He served AMP as President and Chief Operating Officer from 1990 to 1992, as President from 1986 to 1990, and in a variety of engineering and executive positions from 1963, when he joined AMP, until 1986. He is a director of a number of business, educational and civic organizations, and is a member of a number of engineering and management professional associations.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors manages or directs the management of the business of ArvinMeritor. In fiscal year 2006, the Board of Directors held five regularly scheduled meetings and one special meeting (held by teleconference). Each director attended at least 75% of the aggregate number of meetings of the Board and the standing and special committees on which he or she served in fiscal year 2006, except Mr. Devonshire, who attended 58% of such meetings. ArvinMeritor encourages each director to attend the Annual Meeting of Shareowners. Ten of the fourteen individuals who were then directors attended the 2006 Annual Meeting.

     The Board of Directors has established independence standards for directors, which are set forth in the Company’s Guidelines on Corporate Governance and are identical to the standards prescribed in the corporate governance rules of the New York Stock Exchange. The Board has determined that Ms. Brooks, Ms. Jackson, and Messrs. Anderson, Devonshire, Evans, Flannery, George, Hanselman, Marley, Newlin, Rothmeier and Schindler have no material relationship with ArvinMeritor, either directly or as a partner, shareholder or officer of an organization that has a relationship with ArvinMeritor, and are therefore independent within the meaning of the Guidelines on Corporate Governance and the New York Stock Exchange listing standards.

     The Board has established four standing committees the principal functions of which are briefly described below. The charters of these committees are posted on our website, www.arvinmeritor.com, in the section headed “Investors — Corporate Governance,” and paper copies will be provided upon request to the Office of the Secretary, ArvinMeritor, Inc., 2135 West Maple Road, Troy, MI 48084.

     Audit Committee. ArvinMeritor has a separately designated standing audit committee established in compliance with applicable provisions of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Audit Committee is currently composed of five non-employee directors, William D. George, Jr. (chairman), David W. Devonshire, Ivor J. Evans, Victoria B. Jackson and Steven G. Rothmeier, each of whom meets the criteria for independence specified in the listing standards of the New York Stock Exchange. The Board of Directors has determined that the Company has at least one “audit committee financial expert” (as defined by the SEC), David W. Devonshire, serving on the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed annually for compliance with rules of the New York Stock Exchange. The Audit Committee charter is attached to this proxy statement as Appendix A. The Audit Committee held five regularly scheduled meetings and one special meeting (held by teleconference) in fiscal year 2006.

     The Audit Committee is charged with monitoring the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, and the independence, qualifications and performance of the Company’s internal audit function and independent public accountants. The Audit Committee has sole authority to select and employ (subject to approval of the shareowners), and to terminate and replace where appropriate, the independent public accountants for the Company and also has authority to:

  approve and cause the Company to pay all audit engagement fees;

  review the scope of and procedures used in audits and reviews of the Company’s financial statements by the independent public accountants;

  review the Company’s annual and quarterly financial statements before their release;

  recommend to the Board whether the Company’s annual financial statements should be included in the Company’s annual report on Form 10-K;

  review any significant issues related to the audit activities of the independent public accountants and oversee the resolution of any disagreements between them and management;

  review at least annually a report from the independent public accountants describing the firm’s internal quality control procedures;

  review and approve in advance the scope and extent of any non-audit services performed by the independent public accountants and the fees charged for these services, and receive and evaluate at least annually a report by the independent public accountants as to their independence;

  review significant internal control matters, the adequacy of the Company’s system of internal controls and recommendations of the independent public accountants with respect to internal controls;

  review the internal audit charter, the scope of the annual internal audit plan, the results of internal audits and significant internal control issues;

  consult with management as to the appointment and removal of the internal auditor charged with auditing and evaluating the Company’s system of internal controls;

  review in advance the type and presentation of financial information and earnings guidance provided to analysts and rating agencies;

  monitor matters related to compliance by employees with the Company’s standards of business conduct policies;

  monitor policies with respect to risk assessment and risk management and initiatives to control risk exposures;

  review any disclosure made in connection with annual and quarterly certifications by the chief executive officer and chief financial officer in filed documents;

  consult with the Company’s general counsel regarding significant contingencies that could impact the financial statements and regarding legal compliance matters;

  review any findings by regulatory agencies with respect to the Company’s activities;

  investigate matters brought to its attention within the scope of its duties;

  engage outside consultants, independent counsel or other advisors;

  establish procedures for the receipt, retention and handling of complaints regarding accounting, internal controls or auditing matters, including procedures for the confidential and anonymous submission by employees of concerns regarding accounting or auditing matters;

  establish the Company’s policies with respect to hiring former employees of the independent public accountants;

  consult with management on the composition and capabilities of the finance organization; and

  review annually the Committee’s performance.

     As part of each regularly scheduled meeting, the Audit Committee meets in separate executive sessions with the independent public accountants, the internal auditors and senior management, and as a Committee without members of management.

     Compensation and Management Development Committee. The four members of the Compensation and Management Development Committee (the “Compensation Committee”), James E. Marley (chairman), Joseph P. Flannery, William R. Newlin and Andrew J. Schindler, are non-employee directors who meet the criteria for independence specified in the listing standards of the New York Stock Exchange and are not eligible to participate in any of the plans or programs that are administered by the Committee. The Compensation Committee held five regularly scheduled meetings and three special meetings (held by teleconference) in fiscal year 2006. Under the terms of its charter, the Compensation Committee has the authority to:

  review and approve the goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate his performance against these goals and objectives, and set his compensation accordingly;

  fix salaries of all of the Company’s other officers and review the salary plan for other Company executives;

  evaluate the performance of the Company’s senior executives and plans for management succession and development;

  review the design and competitiveness of the Company’s compensation plans and medical benefit plans, and make recommendations to the Board of Directors;

  administer the Company’s incentive, deferred compensation, stock option and long-term incentives plans;

  review all material amendments to the Company’s pension plans and make recommendations to the Board concerning these amendments;

  hire outside consultants and independent counsel; and

  review annually the Committee’s performance.

     Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is currently composed of five non-employee directors, Joseph P. Flannery (chairman), Joseph B. Anderson, Jr., Richard W. Hanselman, William R. Newlin and Steven G. Rothmeier, all of whom meet the criteria for independence specified in the listing standards of the New York Stock Exchange. The Corporate Governance and Nominating Committee held three regularly scheduled meetings in fiscal year 2006. Under the terms of its charter, this Committee has the authority to:

  screen and recommend to the Board qualified candidates for election as directors of the Company;

  periodically prepare and submit to the Board for adoption the Committee’s selection criteria for director nominees;

  recommend to the Board and management a process for new Board member orientation;

  periodically assess the performance of the Board;

  consider matters of corporate governance and Board practices and recommend improvements to the Board;

  review periodically the Company’s charter and by-laws in light of statutory changes and current best practices;

  review periodically the charter, responsibilities, membership and chairmanship of each committee of the Board and recommend appropriate changes;

  review periodically outside directors’ compensation and make recommendations to the Board;

  review director independence, conflicts of interest, qualifications and conduct and recommend to the Board removal of a director when appropriate;

  engage search firms and other consultants and independent counsel; and

  review annually the Committee’s performance.

See “Nominating Procedures” below for further information on the nominating process.

     Environmental and Social Responsibility Committee. The Environmental and Social Responsibility Committee is composed of four non-employee directors, Rhonda L. Brooks (chairman), Joseph B. Anderson, Jr., William D. George, Jr. and James E. Marley, all of whom meet the criteria for independence specified in the listing standards of the New York Stock Exchange. This Committee held two regularly scheduled meetings (one held by teleconference) and one special meeting (held by teleconference) in fiscal year 2006. Under the terms of its charter, the Committee reviews and assesses the Company’s policies and practices in the following areas and recommends revisions as appropriate: employee relations, with emphasis on equal employment opportunity and advancement; the protection and enhancement of the environment and energy resources; product integrity and safety; employee health and safety; and community and civic relations, including programs for and contributions to health, educational, cultural and other social institutions. The Committee also reviews its performance annually.

     Special Committee. In fiscal year 2006, there was one active special committee of the Board of Directors. The Offering Committee, composed of Charles G. McClure and two non-employee directors, Charles H. Harff (who retired from Board service in July 2006) and Steven G. Rothmeier, was formed to approve, within stated parameters, the pricing and other terms of debt issuances that occur in the interim between Board meetings, and to consult with management on the terms of a new bank credit facility prior to its being presented to the Board for approval. The Offering Committee held three meetings (by teleconference) during fiscal year 2006.

NOMINATING PROCEDURES

     As described above, ArvinMeritor has a standing nominating committee, the Corporate Governance and Nominating Committee, currently composed of five non-employee directors who meet the criteria for independence in the listing standards of the New York Stock Exchange. The Corporate Governance and Nominating Committee’s charter is posted on our website, www.arvinmeritor.com, in the section headed “Investors — Corporate Governance.”

     The Board has adopted membership guidelines that outline the desired composition of the Board and the criteria to be used in selecting directors. These guidelines provide that the Board should be composed of directors with a variety of experience and backgrounds who have high-level managerial experience in a complex organization and who represent the balanced interests of shareowners as a whole rather than those of special interest groups. Other important factors in Board composition include diversity, age, international background and experience, and specialized expertise. A significant majority of the Board should be directors who are not past or present employees of the Company or of a significant shareowner, customer or supplier.

     In considering candidates for the Board, the Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Board nominee. The Committee is guided by the membership guidelines set forth above, and by the following basic selection criteria: highest character and integrity; experience with and understanding of strategy and policy-setting; reputation for working constructively with others; sufficient time to devote to Board matters; and no conflict of interest that would interfere with performance as a director. With respect to nomination of continuing directors for re-election, the individual’s contributions to the Board, as reflected in results of the most recent peer review of individual director performance, are also considered.

     The Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. In fiscal year 2006, the Committee did not pay any fees or expenses to any search firm to assist in locating Board candidates.

     Shareowners may recommend candidates for consideration by the Committee by writing to the Secretary of the Company at its headquarters in Troy, Michigan, giving the candidate’s name, biographical data and qualifications. A written statement from the candidate, consenting to be named as a candidate and, if nominated and elected, to serve as a director, should accompany any such recommendation. No candidates for Board membership have been put forward by large long-term security holders or groups of security holders for election at the 2007 Annual Meeting.

COMPENSATION OF DIRECTORS

     Only non-employee directors receive compensation for Board service. Directors who are also employees of ArvinMeritor or a subsidiary do not receive compensation for serving as directors.

     Retainer Fees. Non-employee directors of ArvinMeritor receive a retainer at the rate of $45,000 per year for Board service. Effective January 1, 2007, this annual retainer will be increased to $55,000. The Chairman of the Audit Committee receives an additional retainer of $10,000 per year, and the Chairman of the Compensation Committee receives an additional retainer of $7,000 per year. The Chairmen of the other two standing Board committees each currently receive an additional retainer of $3,000 per year, which will be increased to $5,000 per year effective January 1, 2007. No additional retainer is paid for service as standing committee members.

     Committee Meeting Fees. Non-employee directors receive fees of $1,500 for attendance at each Audit Committee meeting ($750 for each telephone meeting), and $1,000 for attendance at each meeting of other Board committees ($500 for each telephone meeting). Effective January 1, 2007, fees for all committees will be $1,500 for attendance at each meeting ($750 for each telephone meeting).

     Equity-Based Awards. In fiscal year 2006, immediately after the Annual Meeting of Shareowners, each non-employee director received a grant of 4,500 restricted share units under the 2004 Directors Stock Plan. The grant to each non-employee director for fiscal year 2007 is also expected to consist of 4,500 restricted share units. Non-employee directors generally are entitled to receive dividend equivalents with respect to restricted share units.

     Deferrals. A director may elect to defer payment of all or part of the cash retainer and meeting fees to a later date, with interest on deferred amounts accruing quarterly at a rate equal to 120% of the Federal long-term rate set each month by the Secretary of the Treasury. Each director also has the option each year to defer all or any portion of the cash retainer and meeting fees by electing to receive restricted shares of Common Stock or restricted share units that could be forfeited if certain conditions are not satisfied. The restricted shares or restricted share units in lieu of the cash retainer and meeting fees are valued at the closing price of the Common Stock on the New York Stock Exchange — Composite Transactions reporting system on the date each fee payment would otherwise be made in cash.

     Amounts Paid in 2006. The following table reflects the restricted share units awarded to and cash compensation earned by each non-employee director in fiscal year 2006.

	Restricted Share	Annual Retainer	Committee Chair	Committee Meeting
Name	Units (#) (1)	Fees ($)	Retainer Fees ($)	Fees ($)
Joseph B. Anderson, Jr.	4,500	$45,000	0	$4,000
Rhonda L. Brooks	4,500	45,000	$ 3,000	2,000
David W. Devonshire	4,500	45,000	0	3,750
Ivor J. Evans	4,500	45,000	0	2,250
Joseph P. Flannery	4,500	45,000	3,000	9,000
William D. George, Jr.	4,500	45,000	10,000	9,500
Richard W. Hanselman	4,500	45,000	0	6,000
Victoria B. Jackson	4,500	45,000	0	7,500
James E. Marley	4,500	45,000	7,000	8,000
William R. Newlin	4,500	45,000	0	8,500
Steven G. Rothmeier	4,500	45,000	0	9,000
Andrew J. Schindler	4,500	45,000	0	5,000
____________________
(1)	Restricted share units were granted under the 2004 Directors Stock Plan and vest upon the earliest of (a) six years from the date of grant, (b) ten days after the director retires after reaching age 72 and having served at least three years as a director, or (c) the date the director resigns or ceases to be a director under circumstances the Board determines not to be adverse to the best interests of the Company. Upon vesting, the holder is entitled to one share of Common Stock for each unit. The closing price of ArvinMeritor Common Stock on the New York Stock Exchange — Composite Transactions reporting system on January 31, 2006, the date of grant, was $17.45.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     On October 1, 2001, Federal-Mogul Corporation and certain of its subsidiaries filed petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court in Wilmington, Delaware, and filed for administration in the courts of the United Kingdom. Federal-Mogul stated that the purpose of the reorganization was to resolve litigation related to its asbestos-related liabilities. Charles G. McClure, Jr., Chairman of the Board, Chief Executive Officer and President and a director of the Company, was Chief Executive Officer of Federal-Mogul from July 2003 to July 2004, and President and Chief Operating Officer from January 2001 to July 2003.

     On April 26, 2005, Meridian Automotive Systems, Inc. and eight of its domestic subsidiaries filed petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court in Wilmington, Delaware. H. H. Wacaser, Senior Vice President and President, Emissions Technology Group, of the Company, was President and Chief Executive Officer of Meridian from 2002 to March 2005.

CORPORATE GOVERNANCE AT ARVINMERITOR

     ArvinMeritor is committed to good corporate governance. The foundation of our corporate governance principles and practices is the independent nature of our Board of Directors and its primary responsibility to ArvinMeritor’s shareowners. Our corporate governance guidelines have been in place since the Company’s creation in 1997 and were derived from the principles that had been in place for many years at Rockwell International Corporation (now Rockwell Automation, Inc., and referred to in this proxy statement as “Rockwell”). The guidelines are reviewed periodically by the Corporate Governance and Nominating Committee and changes are recommended to the Board for approval as appropriate. We will continue to monitor developments and review our guidelines periodically, and will modify or supplement them when and as appropriate. Our current Guidelines on Corporate Governance are posted on our website, www.arvinmeritor.com, in the section headed “Investors — Corporate Governance,” and paper copies will be provided upon request to the Office of the Secretary, ArvinMeritor, Inc., 2135 West Maple Road, Troy, MI 48084. Our policies and practices are summarized below.

Board Independence

  Independent directors must comprise at least a majority of the Board and, as a matter of policy, a substantial majority of the Board should be independent directors. The Board has adopted criteria for independence based on the definition used in the listing requirements of the New York Stock Exchange.

  The Corporate Governance and Nominating Committee reviews the independence of each director annually.

  Only independent directors serve on the Board’s standing committees.

Board Composition

  Board nominees are screened and recommended by the Corporate Governance and Nominating Committee and approved by the full Board (see Nominating Procedures above for information on Board selection criteria).

  Committee membership is reviewed periodically to assure that each committee has the benefit of both experience and fresh perspectives.

  Committee chairmanships are normally rotated at least once every four years. A director usually serves on a committee at least 12 months before becoming its chair, and a former chair normally serves on a committee for at least 12 months after retiring as chair. Exceptions are made in appropriate circumstances.

  The Board has established term limits that provide that each director shall serve no more than 12 consecutive years, beginning the later of his initial election to the Board or the date of adoption of the provision (November 12, 2003). The Board, by affirmative vote of at least 2/3 of the directors, may make exceptions to this provision in appropriate cases.

  Directors should not serve on the boards of more than three other public companies, unless the Board has determined that such service does not impair the ability of the director to serve effectively.

  The Guidelines on Corporate Governance establish the following expectations regarding director tenure:

  Non-employee directors are required to offer not to stand for re-election if they are age 70 at the time of re-election or will reach age 70 during their new term. The Corporate Governance and Nominating Committee decides whether continued Board service is appropriate and, if so, the length of the next term.

  Directors whose job responsibilities change significantly during their Board service are required to offer to resign or not to stand for re-election. The Corporate Governance and Nominating Committee reviews the appropriateness of continued Board membership.

  When the Chief Executive Officer retires or resigns from that position, he is expected to offer his resignation from the Board. The Board and the successor Chief Executive Officer determine whether continued Board service is desirable and appropriate.

  Under the Company’s majority vote policy, any nominee for director who receives a greater number of “withheld” votes than “for” votes in an uncontested election is required to tender his resignation after the certification of the shareholder vote. The Corporate Governance and Nominating Committee considers the resignation and recommends to the Board what action should be taken. The Board is required to take action and publicly disclose the decision and its underlying rationale within 90 days of certification of the shareholder vote.

Key Responsibilities of the Board

  The Company’s long-term strategic goals and plans are discussed in depth by the Board at least annually.

  The non-management directors select the Chief Executive Officer of the Company and meet at least annually to evaluate the Chief Executive Officer’s performance against long-term goals and objectives established by the Compensation Committee.

  Management development and succession plans are reviewed annually, including CEO succession plans.

Board and Committee Meetings

  Board and committee agenda are developed through discussions with management and Board members, and are focused on business performance and strategic issues, leadership and recent developments.

  Presentation materials are generally sent to Board and committee members for review in advance of each meeting.

  Directors are expected to attend, prepare for and participate in meetings. The Corporate Governance and Nominating Committee monitors each director’s attendance and addresses issues when appropriate.

  Non-management directors meet in private executive sessions at the end of each regular Board meeting. The chair of each of the four standing committees, on a rotating basis, chairs these meetings.

  Minutes of each committee meeting are provided to each board member, and the chair of each committee reports at Board meetings on significant committee matters.

  Information and data important to understanding of the business, including financial and operating information, are distributed regularly to the Board.

Board Performance and Operations

  The Corporate Governance and Nominating Committee, which is composed solely of independent directors, is responsible for corporate governance and Board practices, and formally evaluates these areas periodically.

  Each Board committee has a detailed charter outlining its responsibilities, as described above under the heading Board of Directors and Committees.

  The Board and its committees have the authority to hire such outside counsel, advisors and consultants as they choose with respect to any issue related to Board activities. Directors also have full access to Company officers and employees and the Company’s outside counsel and auditors.

  To enhance Board effectiveness, the Corporate Governance and Nominating Committee conducts annual self-evaluations of the Board’s performance. In addition, informal reviews of individual performance are conducted periodically. Results are shared with the Board, and action plans are formulated to address any areas for improvement.

Director Education

  Each new director is provided a program of orientation to the Company’s business, which includes discussions with each business and functional head, background materials on the Company’s financial condition and business, and a facility tour.

  The continuing education process for Board members includes extensive informational materials, meetings with key management and visits to Company facilities.

  Meeting agenda regularly include discussions of business environment, outlook, performance and action plans for the various business segments.

  Board members may request presentations on particular topics and specific facility visits to educate them and update their knowledge as to the Company, its industry and markets, the responsibilities of directorship, and other topics of interest.

  Each director is encouraged to attend educational seminars and conferences to enhance his or her knowledge of the role and responsibilities of directors.

  In each fiscal year, at least one director is required to attend a director education seminar accredited by Institutional Shareholder Services. In fiscal year 2006, four directors attended such accredited seminars.

Alignment with Shareowner Interests

  A portion of director compensation is equity-based and therefore tied to the Company’s stock performance. Directors can also elect to receive their cash retainer fees in the form of restricted shares of Common Stock or restricted share units.

  The Board has adopted stock ownership guidelines that require each non-employee director to own Common Stock with a market value equal to at least five times the annual cash retainer, effective on the later of five years after the director’s initial election to the Board or November 12, 2006 (the date that is three years after adoption of the guidelines). As of November 12, 2006, all of the directors for whom the guidelines are effective are in compliance with their requirements.

  The Compensation Committee and the Board oversee employee compensation programs to assure that they are linked to performance and increasing shareowner value. The Compensation Committee also monitors compliance by Company executives with stock ownership guidelines. (See Compensation Committee Report on Executive Compensation below.)

  Senior management meets regularly with major institutional investors and shareholders and reports to the Board on analyst and shareholder views of the Company.

CODE OF ETHICS

     All ArvinMeritor employees, including our chief executive officer, chief financial officer, controller and other executive officers, are required to comply with our corporate policies regarding Standards of Business Conduct and Conflicts of Interest. These policies have been in place since the Company was formed in a spin-off from Rockwell in 1997 and were derived from similar policies in place at Rockwell. The purpose of these corporate policies is to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. The Audit Committee has oversight responsibility with respect to compliance by employees. The Board of Directors is also required to comply with these policies, and the Corporate Governance and Nominating Committee is responsible for monitoring compliance by directors.

     Employees may submit concerns or complaints regarding ethical issues on a confidential basis to our Helpline, by means of a toll-free telephone call or e-mail. The Office of the General Counsel investigates all concerns and complaints. Employees may also contact the Board of Directors directly on these issues. See Communications with the Board of Directors below.

     ArvinMeritor’s ethics manual, including the text of the policies on Standards of Business Conduct and Conflicts of Interest, is posted in the section headed “Investors — Corporate Governance” on our website (www.arvinmeritor.com). We will also post on our website any amendment to, or waiver from, a provision of our policies that applies to our chief executive officer, chief financial officer or controller, and that relates to any of the following elements of these policies: honest and ethical conduct; disclosure in reports or documents filed by the Company with the SEC; compliance with applicable laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the policies.

OWNERSHIP BY MANAGEMENT OF EQUITY SECURITIES

     The following table shows the beneficial ownership, reported to us as of October 31, 2006, of ArvinMeritor Common Stock of (a) each director, (b) each executive officer and former executive officer listed in the table under Executive Compensation — Summary Compensation Table below and (c) such persons and other executive officers as a group. See Voting Securities above for information on beneficial holders of more than 5% of outstanding ArvinMeritor Common Stock.

Beneficial Ownership as of October 31, 2006
	Common Stock
Name	Shares (1) (2)		Percent of Class (3)
Joseph B. Anderson, Jr.	15,625	(4)(5)	*
Rhonda L. Brooks	17,250	(5)(6)	*
David W. Devonshire	0	(5)	*
Ivor J. Evans	0	(5)	*
Joseph P. Flannery	19,902	(5)	*
William D. George, Jr.	21,000	(4)(5)	*
Richard W. Hanselman	20,500	(5)	*
Victoria B. Jackson	17,250	(4)(5)	*
James E. Marley	27,088	(4)(5)	*
Charles G. McClure, Jr.	201,062	(4)(7)	.28%
William R. Newlin	17,486	(4)(5)(8)(9)	*
Steven G. Rothmeier	3,000	(5)	*
Andrew J. Schindler	0	(5)	*
James D. Donlon, III	54,985	(4)(7)	*
Vernon G. Baker, II	227,232	(4)(7)	.32
Rakesh Sachdev	70,947	(4)(7)	.10
Bonnie Wilkinson	62,916	(4)(7)	*
Juan L. De La Riva	189,900	(4)(7)	.27
Thomas A. Gosnell	183,250	(4)(7)	.26
All of the above and other executive officers as a
group (27 persons)	1,449,539	(4)(5)(7)(9)	2.03%
____________________
*	Less than 0.1%

(1)	Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(2)	In accordance with Rule 13d-3(d)(1) under the Exchange Act, the number of shares owned includes the following numbers of shares of Common Stock which may be acquired upon exercise of options that were exercisable or would become exercisable within 60 days: 11,437 shares for Mr. Anderson; 12,938 shares for each of Ms. Brooks and Ms. Jackson; 0 shares for each of Messrs. Devonshire, Evans, Rothmeier and Schindler; 14,250 shares for each of Messrs. Flannery, George and Hanselman; 13,500 shares for Mr. Marley; 2,250 shares for Mr. Newlin; 66,666; 0; 153,000; 20,400; 45,200; 132,000; and 150,000 shares for Messrs. McClure, Donlon, Baker and Sachdev, Ms. Wilkinson, and Messrs. De La Riva and Gosnell, respectively; and 791,018 shares for all directors and executive officers as a group.

(3)	For purposes of computing the percentage of outstanding shares beneficially owned by each person, the number of shares owned by that person and the number of shares outstanding include shares as to which such person has a right to acquire beneficial ownership within 60 days (for example, through the exercise of stock options, conversions of securities or through various trust arrangements), in accordance with Rule 13d-3(d)(1) under the Exchange Act.

(4)	Includes restricted shares of Common Stock awarded under the 2004 Directors Stock Plan or the Company’s long-term incentive plans, as applicable. Restricted shares are held by the Company until certain conditions are satisfied.

(5)	Does not include the following restricted share units granted under the 2004 Directors Stock Plan and held as of October 31, 2006: 11,400 units for each of Ms. Brooks, Ms. Jackson, and Messrs. Anderson, Flannery, George, Hanselman and Marley; 11,434 units for Mr. Devonshire; 7,875 units for Mr. Evans; 13,554 units for Mr. Newlin; 9,600 units for each of Messrs. Rothmeier and Schindler; and 97,663 units for all directors as a group.

(6)	Includes 4,312 shares held as trustee of a revocable trust.

(7)	Includes shares beneficially owned under the Company’s Savings Plans. Does not include the following share equivalents held under the Company’s supplemental savings plan on October 31, 2006: 0; 0; 17,407; 2,693; 0; 13,047 and 17,504 shares for Messrs. McClure, Donlon, Baker and Sachdev, Ms. Wilkinson, and Messrs. De La Riva and Gosnell, respectively, and 56,283 shares for all directors and executive officers as a group.

(8)	Includes 6,860 shares held by a trust of which Mr. Newlin’s spouse is beneficiary.

(9)	Includes shares held jointly with or held by a spouse.

EXECUTIVE COMPENSATION

     The information shown below reflects the annual and long-term compensation, from all sources, of our chief executive officer, the other four most highly compensated executive officers of the Company for the fiscal year ended September 30, 2006, and two additional individuals who would have been included in this group if they had been executive officers at the end of the fiscal year (the “Named Executive Officers”). Because of an unusually large turnover among senior executive personnel during fiscal year 2006, and the resulting partial-year salaries for a number of senior executives, the inclusion of certain of the Named Executive Officers is not representative of the individuals who would normally comprise this group. The compensation reported below is for services rendered in all capacities to ArvinMeritor and its subsidiaries.

Summary Compensation Table
					Long-Term Incentives
		Annual Compensation			Awards			Payouts
				Other	Restricted		Stock
Name and Principal				Annual	Stock		Underlying	Long-Term	All Other
Position with				Compen-	Awards		Options	Incentive	Compensa-
the Company[1]	Year	Salary	Bonus	sation[2]	($)[3]		(# of shares)	Payments ($)[4]	tion[5]
Charles G. McClure, Jr.,	2006	$1,033,333	$982,108	$20,503	$0		0	$450,000	$9,900
Chairman of the Board,	2005	1,000,000	883,560	35,343	0		0	119,800	109,450
Chief Executive Officer	2004[6]	144,231	0	0	2,772,000	[7]	100,000	0	0
and President

James D. Donlon, III	2006	612,000	431,524	4,974	0		0	330,000	43,046
Senior Vice President and	2005[6]	300,000	344,588	0	755,150	[8]	0	0	13,500
Chief Financial Officer

Vernon G. Baker, II	2006	423,333	270,625	17,942	0		0	198,000	28,016
Senior Vice President and	2005	372,500	199,243	25,776	705,375	[9]	0	118,602	31,662
General Counsel	2004	348,333	331,094	11,248	357,000	[10]	30,000	278,982	15,675

Rakesh Sachdev,	2006	357,333	185,085	88,430	615,375	[11]	0	66,000	23,812
Senior Vice President, Corporate	2005	315,833	171,810	88,113	0		0	37,438	25,119
Development and Strategy	2004	265,333	242,368	20,203	119,000	[10]	10,000	88,062	11,940

Bonnie Wilkinson	2006	265,333	163,595	8,111	0		0	66,000	10,478
Vice President and Secretary	2005	230,833	93,009	7,581	0		0	39,534	8,586
	2004	214,000	159,472	17,238	119,000	[10]	10,000	92,994	8,811

Juan L. De La Riva,	2006	500,000	300,598	165,736	0		0	330,000	282,893
former Senior Vice	2005	500,000	272,480	17,810	0		0	88,952	38,163
President and President,	2004	438,950	459,327	18,054	595,000	[10]	50,000	209,237	19,922
Light Vehicle Systems

Thomas A. Gosnell,	2006	510,000	278,709	27,174	0		0	297,000	285,733
former Senior Vice	2005	500,000	300,112	49,322	0		0	177,903	43,493
President and President,	2004	425,000	516,521	18,336	547,400	[10]	45,000	418,473	19,125
Commercial Vehicle
Systems
____________________
1	Except with respect to Messrs. De La Riva and Gosnell, who resigned effective September 25, 2006 and September 15, 2006, respectively, the table reflects the positions held with ArvinMeritor at September 30, 2006. Mr. Sachdev previously served as Vice President and Controller (August 2003 – March 2005).

2	This column includes (a) amounts reimbursed to the Named Executive Officers for the payment of income taxes on the value of perquisites; (b) the following perquisites for fiscal year 2006: Mr. Sachdev — use of company automobile, $17,796; club dues, $27,660; reimbursement for cost of financial services, $7,033; and premium on group excess liability insurance coverage, $1,100; and Mr. De La Riva — use of company automobile, $14,593; club dues, $5,478; reimbursement for cost of financial services, $9,450; benefit related to lease car purchase, $23,400; housing allowance, $56,220; and premium on group excess liability insurance coverage, $1,100; and (c) the following perquisites for fiscal year 2005: Mr. Sachdev — use of company automobile, $13,948; club dues, $22,759; reimbursement for cost of financial services, $4,262; benefit related to lease car purchase, $12,200; and premium on group excess liability insurance coverage, $1,185. Except as disclosed in (b) and (c), the value of perquisites for the Named Executive Officers in each fiscal year did not exceed the lesser of $50,000 or 10% of salary and bonus.

3	The Named Executive Officers held the following aggregate numbers of restricted shares of Common Stock at September 30, 2006, with an aggregate value, based on the closing price of ArvinMeritor Common Stock on the New York Stock Exchange — Composite Transactions reporting system (“NYSE Closing Price”) on September 29, 2006 ($14.24 per share), as follows: Mr. McClure — 89,672 shares, $1,276,929; Mr. Donlon — 49,327 shares, $702,416; Mr. Baker — 54,719 shares, $779,199; Mr. Sachdev — 43,324 shares, $616,934; Ms. Wilkinson — 5,327 shares, $75,856; Mr. De La Riva — 28,392 shares, $404,302; and Mr. Gosnell — 24,507 shares, $348,980. Cash dividends are paid on these restricted shares and, prior to vesting, these dividends in most cases are reinvested in additional restricted shares of Common Stock.

4	This column includes long-term incentive payments under the 1997 Long-Term Incentives Plan (“1997 LTIP”) with respect to the three-year performance periods ended on September 30 of the year noted. These payments were made in cash and, in the case of Messrs. De La Riva and Gosnell for the period ended in fiscal year 2004, partially in the form of deferred awards of shares of Common Stock. Deferred stock awards will be delivered in the year after the recipient’s termination of employment with the Company. See Compensation Committee Report on Executive Compensation — Components of ArvinMeritor’s Compensation Plans — Long-Term Incentives — Fiscal Year 2006 Payouts below for information on performance criteria used to calculate payouts in 2006 and certain adjustments made to the calculation of payouts.

5	This column includes (a) amounts contributed for the Named Executive Officers under the Company’s employee savings plan and the related supplemental savings plan; (b) for Mr. McClure, a special award of $100,000 made in fiscal year 2005; and (c) for each of Messrs. De La Riva and Gosnell, a payment of $250,000 made in fiscal year 2006 pursuant to their separation agreements (see Agreements with Named Executive Officers below).

6	Mr. McClure was elected to the listed position effective August 9, 2004. Mr. Donlon was elected to the listed position effective April 1, 2005.

7	Restricted shares of Common Stock were granted to Mr. McClure on August 9, 2004. The amount in the table is based on the number of shares granted (150,000) multiplied by the NYSE Closing Price on the date of grant ($18.48 per share). Of these shares, 100,000 are service based: 25,000 shares vested on August 9, 2005, 25,000 shares vested on August 9, 2006, and the remaining 50,000 shares will vest upon his remaining in his current position through August 9, 2007. The balance of the shares are performance-based and represent two pro rata grants of 35,000 and 15,000 shares that correspond to grants made to officers in fiscal years 2004 (described in footnote 10 below) and 2003, respectively. Approximately 78% of the 15,000 share 2003 grant vested on November 22, 2005, and the remainder of the grant (22%) was forfeited. See footnote 10 below for information on vesting of the 2004 grant. Pursuant to the terms of the grants, cash dividends on these restricted shares are reinvested in additional restricted shares of Common Stock, which vest (or are forfeited) at the same time as the underlying shares.

8	Restricted shares of Common Stock were granted to Mr. Donlon on April 20, 2005. The amount in the table reflects the number of shares granted (55,000) multiplied by the NYSE Closing Price on the date of grant ($13.73 per share). Of these shares, 30,000 are service based: 7,500 shares vested on April 1, 2006, and an additional 7,500 shares will vest upon his remaining in his current position through each of April 1, 2007, 2008 and 2009. The remaining 25,000 of the restricted shares are performance-based and represent a pro rata grant that corresponds to the grant described in footnote 10 below. See footnote 10 below for information on vesting of this grant. Pursuant to the terms of the grant, cash dividends on these restricted shares are reinvested in additional restricted shares of Common Stock, which vest (or are forfeited) at the same time as the underlying shares.

9	Restricted shares of Common Stock were granted to Mr. Baker on July 25, 2005. The amount in the table reflects the number of shares granted (37,500) multiplied by the NYSE Closing Price on the date of grant ($18.81 per share). These shares are service based and will vest in three equal installments upon his remaining in his current position through July 25, 2008, 2009 and 2010. Pursuant to the terms of the grant, cash dividends on these restricted shares are reinvested in additional restricted shares of Common Stock, which vest (or are forfeited) at the same time as the underlying shares.

[10]	Performance-based restricted shares of Common Stock were granted to the Named Executive Officers (except Messrs. McClure and Donlon) on January 2, 2004. The amount in the table reflects the number of shares originally granted, multiplied by the NYSE Closing Price on the date of grant ($23.80 per share). All of the shares in these grants will vest on January 2, 2007. The portion of the restricted shares that vest at the end of the three-year restricted period was based on achieving the same levels of earnings per share growth and return on invested capital that determined payouts of cash performance awards under the 1997 LTIP for the three-year performance period ended September 30, 2006. See Compensation Committee Report on Executive Compensation — Components of ArvinMeritor’s Compensation Plans — Long-Term Incentives — Fiscal Year 2006 Payouts below. Pursuant to the terms of the grants, cash dividends on these restricted shares were reinvested in additional restricted shares of Common Stock, which vest at the same time as the underlying shares.

[11]

Restricted shares of Common Stock were granted to Mr. Sachdev on April 26, 2006. The amount in the table reflects the number of shares granted (37,500) multiplied by the NYSE Closing Price on the date of grant ($16.41 per share). These shares are service based and will vest in three equal installments upon his remaining in his current position through April 26, 2009, 2010 and 2011. Pursuant to the terms of the grant, cash dividends on these restricted shares are reinvested in additional restricted shares of Common Stock, which vest (or are forfeited) at the same time as the underlying shares.

Aggregated Option Exercises and Fiscal Year-End Option Values

      The following table shows the number of shares of Common Stock underlying unexercised options and the value of unexercised in-the-money options held by the Named Executive Officers as of September 30, 2006. The Named Executive Officers did not exercise any options in fiscal year 2006.

			Number of Shares
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired on	Value	Options Held at		In-the-Money Options at
Name	Exercise	Realized	September 30, 2006		September 30, 2006 [1]
			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles G. McClure, Jr.	0	0	66,666	33,334	$0	$0
James D. Donlon, III	0	0	0	0	0	0
Vernon G. Baker, II	0	0	143,000	10,000	0	0
Rakesh Sachdev	0	0	17,066	3,334	0	0
Bonnie Wilkinson	0	0	41,866	3,334	0	0
Juan L. De La Riva	0	0	115,333	16,667	0	0
Thomas A. Gosnell	0	0	135,000	15,000	0	0
____________________
[1]	Based on the difference between the exercise price of the options and NYSE Closing Price on September 29, 2006 ($14.24), none of the outstanding options were in the money.

Long-Term Incentive Plan Awards

     The Compensation Committee made long-term incentive awards to key employees, including the Named Executive Officers, in fiscal year 2006 in the form of target awards under performance plans and performance shares.

Target Awards under Three-Year Performance Plans

     In fiscal year 2006, the Compensation Committee established a performance plan under the 1997 LTIP with a three-year performance period ending September 30, 2008. The Compensation Committee granted target awards, expressed as cash payments, to key employees of the Company and its subsidiaries, including the Named Executive Officers. The amounts of target awards granted to Named Executive Officers in fiscal year 2006 appear in the table below.

	Number of	Performance or
	Shares,	Other Period Until	Estimated Future Payment under
	Units or Other	Maturation or	Non-Stock Price-Based Plans
Name	Rights[1]	Payment	Threshold	Target[1,2]	Maximum[1,2]
Charles G. McClure, Jr.	$1,500,000	10/1/05–9/30/08	$0	$1,500,000	$4,500,000
James D. Donlon, III	500,000	10/1/05–9/30/08	0	500,000	1,500,000
Vernon G. Baker, II	300,000	10/1/05–9/30/08	0	300,000	900,000
Rakesh Sachdev	300,000	10/1/05–9/30/08	0	300,000	900,000
Bonnie Wilkinson	165,000	10/1/05–9/30/08	0	165,000	495,000
Juan L. De La Riva[3]	500,000	10/1/05–9/30/08	0	500,000	1,500,000
Thomas A. Gosnell[3]	500,000	10/1/05–9/30/08	0	500,000	1,500,000
____________________
1	Potential awards for target and maximum performance are expressed as cash amounts.

2	Amounts are stated before application of stock price change modifier, described below.

3

Under the terms of their separation agreements, Messrs. De La Riva and Gosnell will each receive, at the end of the three-year period, one-third of the payout he would have received, based on the portion of the performance period during which he was employed. However, if either of them elects to retire during the performance period, he will receive the full award he would have received if he had remained an active employee for the full period. See Agreements with Named Executive Officers below.

     The Compensation Committee established performance objectives for the performance plan based on the Company’s total shareholder return relative to that of a selected group of other automotive suppliers. Participants earn awards at the end of the three-year period, which may vary from 0% to 300% based on actual performance against target levels, subject to a minimum threshold for payments established by the Compensation Committee. No awards will be earned unless the Company’s total shareholder return meets or exceeds the minimum threshold established by the Compensation Committee, i.e., total shareholder return must be at or above the 35th percentile relative to the comparator group of automotive suppliers. The award payments are further multiplied by the percentage change in the price of ArvinMeritor Common Stock over the three-year period of the performance plan, which may increase the payment finally awarded up to a maximum of 200% of the original amount or reduce it down to a minimum of 50% of the original amount. At the discretion of the Compensation Committee, payments may be made wholly or partly by delivering shares of ArvinMeritor Common Stock valued at the fair market value on the last trading day of the week preceding the day the Compensation Committee determines to make payments in the form of shares.

     See the column headed “Long-Term Incentive Payments” in the Summary Compensation Table above for information on payments made with respect to the three-year performance plans that ended September 30, 2006, 2005 and 2004.

Performance Shares

     In fiscal year 2006 the Compensation Committee also awarded performance shares and established a three-year performance period ending September 30, 2008 with respect to these awards. The Compensation Committee granted potential awards, expressed as numbers of shares, to executives of the Company, including the following awards to the Named Executive Officers.

	Number of	Performance or
	Shares,	Other Period Until	Estimated Future Payment under
	Units or Other	Maturation or	Non-Stock Price-Based Plans
Name	Rights[1]	Payment	Threshold	Target[1]	Maximum[1]
Charles G. McClure, Jr.	82,000	10/1/05–9/30/08	0	82,000	164,000
James D. Donlon, III	27,000	10/1/05–9/30/08	0	27,000	54,000
Vernon G. Baker, II	16,000	10/1/05–9/30/08	0	16,000	32,000
Rakesh Sachdev	16,000	10/1/05–9/30/08	0	16,000	32,000
Bonnie Wilkinson	9,000	10/1/05–9/30/08	0	9,000	18,000
Juan L. De La Riva[2]	27,000	10/1/05–9/30/08	0	27,000	54,000
Thomas A. Gosnell[2]	27,000	10/1/05–9/30/08	0	27,000	54,000
____________________
1	Potential awards for target and maximum performance are expressed as a number of shares of ArvinMeritor Common Stock.

2	Under the terms of their separation agreements, Messrs. De La Riva and Gosnell will not be eligible to receive any performance shares at the end of the three-year period. However, if either of them elects to retire during the performance period, he will receive the full award he would have received if he had remained an active employee for the full period. See Agreements with Named Executive Officers below.

     The Compensation Committee established performance objectives with respect to the performance share awards based on the Company’s return on invested capital over the three-year period. Participants earn awards at the end of the three-year period based on actual performance against target levels, subject to a minimum threshold for payments established by the Compensation Committee. Award payments may vary from 0% to 200% of the target award of shares, and no awards will be earned unless the Company’s return on invested capital is at least 9% over the period. Awards may be paid in the form of ArvinMeritor Common Stock, cash or a combination of Common Stock and cash, as determined by the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Management Development Committee of the Board of Directors, which consists entirely of non-employee directors (see Board of Directors and Committees above), has responsibility for reviewing all aspects of ArvinMeritor’s executive compensation and has furnished the following report.

Compensation Philosophy and Objectives

     The Compensation Committee has adopted compensation policies for ArvinMeritor intended to “pay for performance” through meeting three fundamental objectives:

  foster the creation of shareowner value through close alignment of the financial interests of executives with those of ArvinMeritor’s shareowners,

  recognize individual and team performance through evaluation of each executive’s effectiveness in meeting strategic and operating plan goals, and create compensation systems to attract, retain and motivate the high caliber of employees necessary for ArvinMeritor’s leadership and growth.

Employee Stock Ownership

     The Compensation Committee believes the focus on “pay for performance” can best be achieved by aligning the financial interests of ArvinMeritor’s key executives with those of its shareowners. Accordingly, it has set minimum Ownership Guidelines to be achieved and maintained. The Ownership Guidelines require each executive officer and other executive to own the following number of shares of ArvinMeritor Common Stock:

Minimum Number of
Shares Owned
• Chief Executive Officer	250,000
• Business Presidents and Chief Financial Officer	75,000
• Other Executive Officers in Salary Grades 25 and above	50,000
• Other Executive Officers	25,000
• Other Executives subject to the guidelines	10,000

     Shares owned directly (including restricted shares of Common Stock) or through savings plans of ArvinMeritor are considered in determining whether an executive meets the Ownership Guidelines. Shares subject to unexercised stock options are not considered. Unearned performance shares are included to the extent of 50% of target awards.

     The Ownership Guidelines provide a transition period during which executives may achieve compliance. In general, this period ends as of the later of November 2006 or the date that is five years after the date the Ownership Guidelines become applicable to the executive. As of October 31, 2006, eight of the Company’s executive officers have satisfied their ownership requirements. The remaining five executive officers are within the transition period for compliance. As of October 31, 2006, the chief executive officer and other executive officers owned an aggregate of approximately 701,000 shares of ArvinMeritor Common Stock.

Compensation Strategy

     The Compensation Committee carries out its “pay for performance” philosophy by tying each executive’s total compensation to the performance of the Company, major business groups and the individual. Base salaries are set at a level that is competitive with major durable goods manufacturers as well as other automotive suppliers, commensurate with responsibilities and experience. Executives have an opportunity to earn additional compensation through ArvinMeritor’s annual and long-term incentive plans, which provide rewards for superior performance by the individual, major business groups and the Company. A significant portion of each executive’s total potential compensation is performance-based and therefore is at risk, and the value of such at-risk compensation depends on the degree of success in attaining Company, business group and individual performance objectives. The Compensation Committee considers the total compensation potentially available to each executive in establishing each element of compensation.

     At the beginning of fiscal year 2006, the Compensation Committee reviewed data compiled by Towers Perrin, independent compensation consultants retained to advise the Committee and management (the “consultants”), from competing companies and reference data for a broader group of industrial companies with which the Company may compete for talented executives, in determining executive compensation for the year.

     The Compensation Committee believes it is appropriate to enter into agreements with executive officers relating to certain terms of their employment, to motivate key individuals to continue their services and to provide incentives to attract candidates for officer positions. The agreements with the Named Executive Officers are described under the heading Agreements with Named Executive Officers below, immediately following this report.

     Section 162(m) of the Internal Revenue Code provides that the Company may not deduct compensation in excess of $1 million paid in any taxable year to the Named Executive Officers unless the compensation is “performance based.” Awards under the Incentive Compensation Plan and the 1997 LTIP, as currently in effect, are designed to be “performance based” for purposes of Section 162(m) and would not generally be subject to the limit on deductibility. However, base salaries, awards under the 1997 LTIP prior to amendments adopted in

2005, and special employment, retention and other incentive awards for certain executives (see Agreements with Named Executive Officers below) do not qualify as “performance based” compensation for this purpose. The Compensation Committee’s policy is to structure compensation arrangements in a manner that will avoid the deduction limitations of Section 162(m), except where it determines that exceeding these limitations is in the best interests of ArvinMeritor and its shareowners.

     Non-performance based compensation for Mr. McClure, Mr. Donlon and Mr. Baker in fiscal year 2006 each exceeded $1 million. The excess was paid in the form of cash and will not be deductible by the Company.

Components of ArvinMeritor’s Compensation Plans

     The primary components of ArvinMeritor’s executive compensation are base salary, annual incentives and long-term incentives. In the case of certain executives, special retention incentives have been put in place, to motivate them to continue their employment. Each of these components is discussed below.

     • Base Salary — In the early part of fiscal year 2006, the Compensation Committee established the base salaries of the Company’s senior executives, including Messrs. Donlon, Baker, and Sachdev, Ms. Wilkinson, and Messrs. De La Riva and Gosnell, upon recommendations of Mr. McClure and ArvinMeritor’s senior human resources executives. The recommended base salaries were developed based on survey data and the consultants’ reports, on individual performance, on judgments as to the expected future contributions of the individual senior executives, and on economic and business conditions affecting the Company at the time of the evaluation. Base salaries also reflect the number of years of experience that each executive had in his or her current position. Base salary adjustments for the Named Executive Officers were made effective on February 1, 2006.

     The Compensation Committee separately determined the salary for Mr. McClure, the Chief Executive Officer (as discussed below).

     The salaries earned by the Named Executive Officers in fiscal year 2006 are shown in the column under the heading “Salary” in the table under Executive Compensation — Summary Compensation Table above.

     • Annual Incentives — Near the beginning of fiscal year 2006, the Compensation Committee and the Board of Directors reviewed with Mr. McClure the corporate goals and objectives for that year. These goals and objectives, which were tied to creating shareowner value, included measurable financial goals for the fiscal year as well as strategic objectives that require more subjective assessments. The financial goals for fiscal year 2006 included targets for after-tax profit and performance working capital, measured against an operating plan established at the beginning of the fiscal year. ArvinMeritor’s strategic objectives were exceeding customer expectations, developing an employee-valued culture, building supplier relationships and enhancing social responsibility. In addition, separate goals and objectives were developed for each of the business groups with respect to operating profit and performance working capital, tailored to its particular operations, and for each individual. It is intended that incentive compensation be awarded at or above 100% of stated target levels when corporate, business group and individual goals and objectives are achieved. These target levels were established based on broad industry surveys, with significant upward and downward leverage dependent on performance.

     In assessing Company performance for fiscal year 2006, the Compensation Committee focused on attainment of the measurable financial objectives for the year. For purposes of calculating annual incentive awards for fiscal year 2006, the Committee determined to eliminate the effects of certain non-recurring items that were recorded during the award period, including gains on the sale of assets, costs associated with retiree medical benefit lawsuits, write-off of goodwill and restructuring costs (the “adjustments”). After-tax profit (after making the adjustments) was 113%, and performance working capital as a percent of sales was 100%, of the 2006 annual operating plan for the Company. After taking into account achievement of business group and individual goals as well, this would have resulted in total payouts of approximately 96% of stated target levels. However, after considering the overall performance of the business in fiscal year 2006, the Compensation Committee reduced the awards to approximately 89% of stated target levels. As a result of these calculations, the Committee made incentive compensation awards to the Named Executive Officers, as shown in the column headed “Bonus” in the table under Executive Compensation — Summary Compensation Table above, and other key employees of the Company for fiscal year 2006.

     • Long-Term Incentives — ArvinMeritor’s long-term incentive plans provide the flexibility to grant long-term incentives in a variety of forms, including target cash performance awards, stock options, stock appreciation rights, performance shares, restricted share units and restricted shares of Common Stock. Annually, the Compensation Committee evaluates the types of long-term incentives it believes are most likely to achieve ArvinMeritor’s total compensation objectives.

     Fiscal Year 2006 Awards

     In fiscal year 2006, the Compensation Committee provided long-term incentives to executive officers one-half through grants of performance shares and one-half through awards under long-term performance plans. Other executives’ and key employees’ long-term incentives were provided through an equal combination of grants of service-based restricted shares, performance shares and awards under long-term performance plans. The Compensation Committee believes that these allocations provided appropriate incentives for achievement of the Company’s goals, aligned the interests of executives with the interests of shareowners and provided a means of increasing Common Stock ownership.

     In accordance with these practices, long-term incentives awarded to the Named Executive Officers in fiscal year 2006 included the components discussed below:

     • Performance Plan Cash Awards. In fiscal year 2006, the Compensation Committee established a performance plan under the 1997 LTIP with a three-year performance period ending September 30, 2008, and set target cash performance awards thereunder for executives, including the Named Executive Officers. Under the performance plan, potential compensation depends on achieving specified levels of total shareholder return compared to that of other automotive suppliers, as modified by the change in the price of ArvinMeritor Common Stock during the term of the performance period. (See Executive Compensation — Long-Term Incentive Plan Awards above.)

     • Performance Shares. In fiscal year 2006, the Compensation Committee granted performance shares to executives, including the Named Executive Officers. The number of shares of ArvinMeritor Common Stock that will be delivered at the end of the three-year period depends on the achievement of performance objectives based on improvement in the Company’s return on invested capital over the three-year period. (See Executive Compensation — Long-Term Incentive Plan Awards above).

     The Compensation Committee separately determined the awards to the Chief Executive Officer (as discussed below). For individual awards to other executives, the Compensation Committee reviewed recommendations from Mr. McClure and also considered relevant survey data, the consultants’ reports and the individual officers’ anticipated future contributions.

     Fiscal Year 2006 Payouts

     In fiscal year 2004, the Compensation Committee granted officers long-term incentives one-third each through stock option grants, grants of performance-based restricted shares, and cash awards under a three-year performance plan established under the 1997 LTIP, as then in effect. The Committee established the same performance objectives for the performance-based restricted shares and the performance plan, in each case based on earnings per share growth and return on invested capital. The Compensation Committee had discretion as to the treatment of certain nonrecurring items in calculating the level of achievement of these objectives at the end of the performance period, and determined to eliminate the effects of the adjustments noted above under “Annual Incentives.” Fiscal year 2006 payouts on these performance-based awards are as follows:

     • Performance-Based Restricted Shares. Based on achievement of the performance goals relating to earnings per share for continuing operations (after giving effect to the adjustments) and return on invested capital for the three-year performance period ended September 30, 2006, 100% of the performance-based restricted shares awarded to the Named Executive Officers (see the column headed “Restricted Stock Awards” for fiscal year 2004 and the related footnote in the table under Executive Compensation — Summary Compensation Table above) and other executives will vest.

     • Performance Plan Cash Awards. Based on the same calculation of levels of achievement of the performance goals, as modified by the change in the price of ArvinMeritor Common Stock during the performance period, the Compensation Committee would have made performance plan cash payouts of approximately

146.5% of cash target awards. However, after considering the deterioration of shareowner value and the overall performance of the business during the performance period, the Compensation Committee determined, in its discretion, to reduce performance plan cash payouts to 100% of cash targets. Based on these calculations, the Compensation Committee made long-term incentive cash awards to the Named Executive Officers with respect to this performance plan (as shown in the column headed “Long-Term Incentive Payments” and the related footnote in the table under Executive Compensation — Summary Compensation Table above) and to other executives.

     • Special Retention Incentives — As discussed above under “Compensation Strategy,” certain executive officers receive incentives to motivate them to continue their services. In fiscal year 2006, Mr. Sachdev received a special grant of 37,500 restricted shares of Common Stock (see the column headed “Restricted Stock” and the related footnote in the table under Executive Compensation — Summary Compensation Table above). In addition, in fiscal year 2006, Messrs. De La Riva and Gosnell each became entitled to a payment of $1,000,000 in cash under the terms of amended employment agreements and separation agreements entered into with them in fiscal years 2005 and 2006 (see Agreements with Named Executive Officers below).

Compensation of the Chief Executive Officer

     • Base Salary — For the period October 1, 2005 through January 31, 2006, Mr. McClure’s base salary was $1,000,000. Effective February 1, 2006, his base salary increased to $1,050,000. The Compensation Committee believes that this base salary is in line with its compensation philosophy and appropriately reflects the responsibilities of the Company’s Chief Executive Officer.

     • Annual Incentives — In accordance with the Compensation Committee’s assessment of the Company’s financial performance in the past year (described above in this report under the heading Components of ArvinMeritor’s Compensation Plans — Annual Incentives), Mr. McClure was awarded annual incentive compensation of $982,108 for fiscal year 2006 under the terms of the Incentive Compensation Plan. This award was paid in cash.

     • Long-Term Incentives — In early 2006, the Compensation Committee granted to Mr. McClure performance shares and a target cash performance award under the performance plan established in fiscal 2006 for the three-year performance period ending September 30, 2008. In determining the number of performance shares and the amount of the target cash award granted, the Compensation Committee considered the consultants’ advice and the value of long-term incentives provided by other companies, as reported in surveys. The Compensation Committee also considered Mr. McClure’s total compensation, as well as his past and then expected future contributions to the achievement of ArvinMeritor’s long-term performance goals.

     In August 2004, when Mr. McClure assumed the role of chief executive officer, the Compensation Committee granted him 35,000 performance-based restricted shares and a target cash performance award for the performance period ending September 30, 2006 (see Agreements with Named Executive Officers below). These awards represented approximately two-thirds of the performance period for the grants made to key executives in fiscal year 2004. Based on the same criteria applicable to other executives in connection with the 2004 grants (see Components of ArvinMeritor’s Compensation Plans — Long-Term Incentives above), 100% of the restricted shares will vest, and the Compensation Committee made a long-term incentive award of $450,000 to Mr. McClure with respect to this target performance award. The performance award was paid in the form of cash.

     For further information on these grants and awards to Mr. McClure, see the columns headed “Bonus,” “Restricted Stock Awards” and “Long-Term Incentive Payments” and the related footnotes in the table under Executive Compensation — Summary Compensation Table and Executive Compensation — Long-Term Incentive Plan Awards above.

     • Board Review of Chief Executive Officer Compensation — The Board in executive session (when Mr. McClure was not present) received and discussed the Compensation Committee’s evaluation of the Company’s and Mr. McClure’s performance in the 2006 fiscal year. The Board also reviewed the Compensation Committee’s decision to make an annual incentive award to Mr. McClure for that year and a long-term incentive payment for the three-year period ended in that year, and the long-term incentives granted to him in the form of performance shares and target performance awards.

Summary

     The Committee believes that ArvinMeritor’s compensation plans are consistent with the Company’s strategic objectives and that they enable the Company to attract, retain and motivate highly qualified individuals, providing appropriate incentives to reward them for achieving and surpassing corporate and personal goals. The Compensation Committee periodically re-assesses these programs to assure that they emphasize performance and reward the enhancement of shareowner value, and modifies the programs as deemed necessary and appropriate to achieve their stated objectives, as well as to take into account systemic changes in leading compensation practices. It also monitors these programs and changes them in recognition of the dynamic, global marketplace in which ArvinMeritor competes for talent.

Compensation and Management Development Committee

James E. Marley, Chairman
Joseph P. Flannery
William R. Newlin
Andrew J. Schindler

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     Messrs. Baker and Sachdev and Ms. Wilkinson each received and accepted an employment letter during fiscal year 2003. Under the terms of these letters, if the Company terminates the executive’s employment without cause, the executive will receive any accrued and unpaid compensation; monthly severance pay for a period of 18 to 36 months (depending on years of service); pro rata participation in the current year annual bonus and in the cash portion of existing long-term incentive cycles; continuation of benefits (other than long-term and short-term disability coverage) and savings plan participation throughout the severance period; full vesting of all stock options at the end of the severance period; extension of exercise period for stock options for three months after the end of the severance period (but not beyond the original option expiration date); pro rata vesting of restricted shares based on the portion of the restricted period that has elapsed as of the end of the severance period; outplacement services; and gross-up for any excise tax imposed. The executives also agreed to an 18-month non-compete and non-solicitation provision, perpetual non-disclosure and confidentiality, and mandatory arbitration of disputes. The terms of these agreements are subject to modification to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code relating to deferred compensation.

     Messrs. De La Riva and Gosnell also entered into these employment letters in fiscal year 2003. In fiscal year 2005, the Company and Messrs. De La Riva and Gosnell entered into supplements to these letters, providing for special retention incentives. Under these supplements, each of them would receive a cash payment in the amount of $1 million if he remained continuously employed by ArvinMeritor for the period through September 30, 2007 or if he was terminated without cause prior to September 30, 2007.

     In the fourth quarter of fiscal year 2006, each of Messrs. De La Riva and Gosnell entered into a separation agreement providing for: (1) continuation of salary for a stated period; (2) full participation in the annual incentive program for fiscal year 2006; (3) full participation in a potential cash award and vesting of performance-based restricted shares granted under a long-term incentive cycle ending September 30, 2006; (4) pro rata participation in potential cash awards under long-term incentive cycles ending in fiscal years 2007 and 2008, based on the portion of the performance periods during which he was employed; (5) payment in full of a $1 million retention bonus pursuant to the terms of a 2005 retention agreement (described above), with $250,000 to be paid in fiscal year 2006 and $750,000 to be paid in fiscal year 2007; (6) continued vesting of stock options during the salary continuation period; (7) a lump-sum payment in lieu of perquisites during the salary continuation period; and (8) continued participation for stated periods in medical, dental, vision and life insurance benefits. If either of them elects to retire during the salary continuation period, he may be entitled to additional cash payments and vesting of performance shares and stock options under the long-term incentive plan. The agreement also includes non-compete, non-solicitation and confidentiality provisions. Mr. Gosnell also entered into an agreement to provide consulting services to ArvinMeritor for a period of six months.

     In connection with his assuming the position of Chairman of the Board, Chief Executive Officer and President on August 9, 2004, Mr. McClure accepted an employment letter with terms similar to those entered into by the other Named Executive Officers in fiscal year 2003. However, if Mr. McClure is terminated without cause in the first five years of his employment, he is entitled to 24 months of base salary; two years of annual incentive awards at the targeted level; immediate vesting of the stock options and service-based restricted shares granted to him at the time of his initial employment; and vesting of his accrued benefit under the Company’s retirement plan. After the end of the five-year period, Mr. McClure will be subject to substantially the same severance provisions as other officers, as described above in the first paragraph of this section. Further, in order to provide a comparable benefit to that provided by his former employer, Mr. McClure will earn two years of credited service under the Company’s retirement plan for each year served. Mr. McClure was also granted stock options, restricted stock and target awards for two ongoing three-year cash performance plans under the 1997 LTIP (see the columns headed “Restricted Stock Awards,” “Stock Underlying Options” and “Long-Term Incentive Payments” in the table under Executive Compensation — Summary Compensation Table above).

     In connection with his assuming the position of Senior Vice President and Chief Financial Officer on April 1, 2005, Mr. Donlon accepted an employment letter with terms similar to those entered into by the other Named Executive Officers in fiscal year 2003. Mr. Donlon was also provided full participation in the annual bonus under the Incentive Compensation Plan for 2005, and was granted shares of performance-based and service-based restricted stock, performance shares and target awards for two ongoing three-year cash performance plans under the 1997 LTIP (as reported under the columns headed “Annual Bonus,” “Restricted Stock Awards” and “Long-Term Incentive Payments” in the table under Executive Compensation — Summary Compensation Table above). Under the terms of the agreement, any unvested service-based restricted stock would vest in full in the event his employment were terminated without cause, while the other awards would be subject to pro ration based on the portion of the vesting period during which he was employed by the Company.

SHAREOWNER RETURN PERFORMANCE PRESENTATION

     The line graph below compares the cumulative total shareowner return on an investment in ArvinMeritor’s Common Stock against the cumulative total return of the S&P 500 and a peer group of companies for the period from October 1, 2001 to September 30, 2006, assuming a fixed investment of $100 at the respective closing prices on the last day of each fiscal year and reinvestment of all cash dividends.

Comparison of Total Return
Common Stock, S&P 500 Index1 and Peer Group Index2

____________________
1	Standard & Poor’s 500 Market Index.

2

We believe that a peer group of representative independent automotive suppliers of approximately comparable size and products to ArvinMeritor is appropriate for comparing shareowner return. The peer group consists of Borg-Warner Automotive, Inc., Cummins Inc., Dana Corporation, Delphi Corporation, Eaton Corporation, Johnson Controls, Inc., Lear Corporation, Superior Industries International, Tenneco, Inc., Tower Automotive, Inc. and Visteon Corporation. This peer group is the same as the group utilized in the performance chart in the prior year’s proxy statement.

RETIREMENT BENEFITS

     Arvin and Meritor had separate defined benefit retirement plans covering their respective employees, and we assumed these plans at the time of the merger of the two companies into ArvinMeritor. These separate retirement plans were superseded by an integrated ArvinMeritor plan, effective January 1, 2001.

     The following table shows the estimated aggregate annual retirement benefits payable on a straight life annuity basis to participating employees in the earnings and years of service classifications indicated under our retirement plan, which covers most of our officers and other salaried employees on a noncontributory basis. These benefits reflect a reduction to recognize in part the cost of Social Security benefits related to service with the Company. The plans also provide for the payment of benefits to an employee’s surviving spouse or other beneficiary.

	Estimated Annual Retirement Benefits for Years of Service Indicated
Average Annual Earnings	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years
$250,000	$17,595	$35,189	$52,784	$70,379	$87,973	$105,568	$123,163
500,000	36,345	72,689	109,034	145,379	181,723	218,068	254,413
1,000,000	73,845	147,689	221,534	295,379	369,223	443,068	516,913
1,500,000	111,345	222,689	334,034	445,379	556,723	668,068	779,413
2,000,000	148,845	297,689	446,534	595,379	744,223	893,068	1,041,913
2,500,000	186,345	372,689	559,034	745,379	931,723	1,118,068	1,304,413
3,000,000	223,845	447,689	671,534	895,379	1,119,223	1,343,068	1,566,913

     Covered compensation includes salary and annual bonus, as reported under those headings in the table under Executive Compensation — Summary Compensation Table above. The calculation of retirement benefits under the new plan generally is based upon average earnings for the highest five consecutive years of the ten years preceding retirement. Our new plan credits participants for service earned with ArvinMeritor, Arvin, Meritor and Rockwell, as applicable. The credited years of service of Messrs. McClure, Donlon, Baker and Sachdev, Ms. Wilkinson, and Messrs. De La Riva and Gosnell, are 4, 1, 7, 7, 9, 12 and 27, respectively. Under the terms of Mr. McClure’s employment agreement, he earns two years of credited service for each year served (see Agreements with Named Executive Officers above).

     The new plan includes “grandfathering” provisions under which the retirement benefits payable to certain long-term employees will be adjusted in some cases to reflect differences between the benefits earned under the new plan and those earned under the predecessor plans prior to January 1, 2001.

     Sections 401(a)(17) and 415 of the Internal Revenue Code limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, we have established a supplemental plan that authorizes the payment out of the Company’s general funds of any benefits calculated under provisions of the applicable retirement plan that may be above the limits under these sections.

     New non-union employees hired on or after October 1, 2005 do not participate in the defined benefit retirement plans. Instead, defined contributions are made by the employer to the accounts of these employees in the ArvinMeritor savings plans.

AUDIT COMMITTEE REPORT

     The Audit Committee, in accordance with its written charter, assists the Board in fulfilling its responsibility for monitoring the integrity of the accounting, auditing and financial reporting practices of ArvinMeritor. The Audit Committee’s function is more fully described in its charter, which is available in the section headed “Investors — Corporate Governance” on the ArvinMeritor website (www.arvinmeritor.com). A copy of the Audit Committee charter is attached to this proxy statement as Appendix A.

     Management is responsible for the financial reporting process, including the system of internal controls and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The independent auditors are responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity. The Audit Committee does not certify the financial statements or guarantee the independent auditor’s report. The Audit Committee relies, without independent verification, on the information provided to it, the representations made by management and the independent auditors and the report of the independent auditors.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2006 with the Company’s management and with Deloitte & Touche LLP (“Deloitte”), independent auditors. The Audit Committee has also reviewed and discussed written communications from both management and Deloitte regarding internal control over financial reporting, as required by the Public Company Accounting Oversight Board’s Auditing Standard No. 2, “An Audit of Internal Control over Financial Reporting Performed in Conjunction with an Audit of Financial Statements,” and applicable Securities and Exchange Commission rules.

     The discussions with Deloitte also included the matters required to be discussed by Statement on Auditing Standards Standard No. 61, as amended, “Communication with Audit Committees.” In addition, Deloitte has provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Deloitte their independence.

     Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in ArvinMeritor’s Annual Report on Form 10-K for the year ended September 30, 2006, filed with the Securities and Exchange Commission.

Audit Committee

William D. George, Jr., Chairman
David W. Devonshire
Ivor J. Evans
Victoria B. Jackson
Steven G. Rothmeier

INDEPENDENT ACCOUNTANTS’ FEES

     During the last two fiscal years, Deloitte & Touche LLP billed ArvinMeritor and its subsidiaries the following fees for its services:

	Fiscal Year Ended September 30,
	2005	2006
Audit fees (a)	$8,643,000	$8,800,000
Audit-related fees (b)	1,604,000	788,000
Tax fees (c)	2,525,000	2,046,000
All other fees (d)	200,000	100,000
TOTAL	$12,972,000	$11,734,000
____________________
(a)	Includes fees related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(b)	Includes fees for employee benefit plan audits and due diligence services.

(c)	Includes fees for tax consulting and compliance.

(d)	Includes fees for human resources consulting and compilation services.

     Pursuant to its charter, the Audit Committee is responsible for selection, approving compensation and overseeing the independence, qualifications and performance of the independent accountants. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent accountants, the Audit Committee considers whether such services are consistent with the auditor’s independence; whether the independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the Company; and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

     All of the audit-related, tax and other services provided by Deloitte in fiscal years 2005 and 2006 (described in the footnotes to the table above) and related fees were approved in advance by the Audit Committee.

PROPOSAL TO APPROVE THE SELECTION OF AUDITORS

     The Audit Committee of the Board of Directors of ArvinMeritor has selected the firm of Deloitte & Touche LLP as the auditors of the Company, subject to the approval of the shareowners. Deloitte & Touche LLP have acted as auditors for ArvinMeritor since the merger and acted as auditors for Meritor from its inception.

     Before the Audit Committee appointed Deloitte & Touche LLP, it carefully considered the qualifications of that firm, including its performance for ArvinMeritor and its reputation for integrity and for competence in the fields of accounting and auditing. Representatives of Deloitte & Touche LLP are expected to attend the 2007 Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

     The Board of Directors recommends that you vote “FOR” the proposal to approve the selection of Deloitte & Touche LLP to act as auditors for ArvinMeritor, which is presented as item (2).

PROPOSAL TO APPROVE ADOPTION OF THE 2007 LONG-TERM INCENTIVE PLAN

     The Board of Directors approved the 2007 Long-Term Incentive Plan (“2007 LTIP”) on November 14, 2006, subject to the approval of the shareowners. The complete text of the 2007 LTIP, including the definition of certain terms used in the following summary information, is set forth in Appendix B to this proxy statement. Shareowners are urged to review the text of the 2007 LTIP together with the following information, which is qualified in its entirety by reference to Appendix B.

     Approval of the 2007 LTIP will allow the Company to continue to provide a competitive compensation program that seeks to attract and retain exceptional employees and motivate those key employees responsible for the growth and success of the Company. If the 2007 LTIP is approved by the shareowners, no further awards will be issued under the Company’s current long-term incentive plans. In addition, if the 2007 LTIP is not approved, the Company will not have an equity compensation plan for further grants of stock options, stock appreciation rights, restricted shares, restricted share units, or performance shares to its employees going forward. Without the ability to grant equity awards, the Company believes it will be unable to offer competitive compensation terms to attract and retain key personnel.

Significant Features of the 2007 LTIP

     Like the long-term incentive plans it will replace, the proposed 2007 LTIP is an “omnibus” plan that provides for several different kinds of awards. The 2007 LTIP authorizes the grant of stock options, stock appreciation rights, stock awards (including restricted shares and restricted share units), other stock-based awards and cash awards. Its adoption will enable the Company to continue its practice of linking the compensation of executives and other key personnel to increases in the price of ArvinMeritor stock and the achievement of other performance objectives. Significant features of the 2007 LTIP include the following:

  A maximum of 4,000,000 shares are proposed to be available for equity and equity-based award grants. The 2007 LTIP does not have an “evergreen” feature, and any increase in the number of authorized shares would require shareowner approval.

  Of the maximum shares available, only 1,000,000 in the aggregate may be granted as incentive stock options. While it is not expected that options will be awarded as a regular feature of the Company’s compensation strategy, maintaining the flexibility to do so is desirable.

  Limits, pursuant to Internal Revenue Code Section 162(m), on awards per person are (i) 500,000 shares in a single fiscal year, and (ii) $15,000,000 relative to the portion of a performance award earned with respect to any single fiscal year.

  Stock option and stock appreciation right re-pricing is prohibited without shareholder approval.

  Discounted stock options and stock appreciation rights (except in the limited case of conversion awards in merger transactions) and reload option grants are prohibited.

  Up to 500,000 shares in the aggregate may be utilized generally for stock awards with no minimum vesting restriction. All other equity and equity-based awards under the 2007 LTIP that are subject to restrictions and vesting conditions will generally be subject to minimum vesting periods (1 year for options, 3 years for restricted shares, restricted share units, and performance-based awards).

  Shares delivered to the Company (or withheld upon settlement) in payment of the award purchase price or tax withholding obligation will not be added back to the total shares available under the 2007 LTIP. Shares cancelled, forfeited, expired or settled in cash will be added back to the reserved shares available under the 2007 LTIP.

Summary of the 2007 LTIP

     General

     The purpose of the 2007 LTIP is to enhance shareowner value by linking the compensation of officers and other key employees of the Company to increases in the price of ArvinMeritor stock and the achievement of other performance objectives, and to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress and success. The 2007 LTIP is also intended to assist in the recruitment of new employees and to motivate, retain and encourage such personnel to act in the shareowners’ interest and share in the Company’s success.

     Employees of the Company and its affiliates are eligible to receive awards under the 2007 LTIP, including all of the Company’s executive officers and approximately 500 other employees. Non-employee directors and consultants are not eligible for awards under the plan. Incentive stock options may only be granted to employees of the Company and of other entities in which the Company, directly or indirectly, holds more than 50% of the total outstanding voting power.

     The 2007 LTIP authorizes the issuance or transfer of 4,000,000 shares of ArvinMeritor Common Stock, subject to certain limitations discussed below. The 2007 LTIP permits grants to be made from time to time as nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), stock awards (including restricted shares and restricted share units), other stock-based awards and cash awards, each as described below. The 2007 LTIP will become effective upon approval by the Company’s shareowners, and will terminate ten years after such approval.

     The 2007 LTIP will be administered by the Board, a committee designated by the Board and/or their respective delegates. It is expected that the 2007 LTIP will be administered by the Compensation and Management Development Committee of the Board (the “administrator”), which consists of at least three and not more than six members of the Board of Directors who are not eligible to participate in the 2007 LTIP and who are independent under the rules of the New York Stock Exchange. The administrator has the authority, among other things, to determine the employees to whom awards may be granted, make awards, determine the cash targets or number of shares subject to each award, determine the type and the terms of any award to be granted (consistent with the provisions of the 2007 LTIP), approve forms of award agreements, construe and interpret the terms of the 2007 LTIP, adopt rules and procedures for administration of the plan, and modify or amend awards, subject to certain limitations. The administrator may delegate day-to-day administration of the 2007 LTIP to one or more individuals.

     In order to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the rules under Section 16 of the Exchange Act, awards to covered individuals under the 2007 LTIP will be made by a committee consisting of at least two “outside directors” as defined for purposes of Section 162(m) and “non-employee directors” as defined for purposes of Section 16 of the Exchange Act. The authority to approve awards to employees, other than employees subject to Section 162(m) of the Code or Section 16 of the Exchange Act, may be delegated to one or more directors or officers of the Company.

     Types of Awards

     Stock Options and Stock Appreciation Rights. The 2007 LTIP authorizes grants of stock options (which may be either incentive stock options eligible for special tax treatment or nonqualified stock options) and SARs. No more than 1,000,000 shares in the aggregate may be issued pursuant to incentive stock options. In addition, the aggregate fair market value of shares for which any employee may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed $100,000.

     Under the provisions of the 2007 LTIP authorizing the grant of stock options, the term of the option cannot be longer than 10 years from the date of grant, and the exercise price may not be less than 100% of the fair market value of the shares of Common Stock on the date of grant. With limited exceptions in the case of death or disability of the employee or change of control of the Company (as discussed below), stock options may not be exercised prior to one year from the date of grant. At the time of exercise of a stock option, the option price must be paid in full in cash, by check or wire transfer, in shares of ArvinMeritor Common Stock that are transferred to or withheld by the Company, or any combination of these methods. Repricing of options (i.e., reducing the exercise price) is not permitted under the 2007 LTIP without approval of the Company’s shareowners.

     The 2007 LTIP permits the grant of SARs related to a stock option (a “tandem SAR”), either at the time of the option grant or thereafter during the term of the option, or the grant of SARs separate and apart from the grant of an option (a “freestanding SAR”). Tandem SARs permit an optionee, upon exercise of such rights and surrender of the related option to the extent of an equivalent number of shares of Common Stock, to receive a payment equal to the excess of the fair market value (on the date of exercise) of the portion of the option so surrendered over the option exercise price of such shares of Common Stock. Freestanding SARs entitle the grantee, upon exercise of

SARs, to receive a payment equal to the excess of the fair market value (on the date of exercise) of all or part of a designated number of shares of Common Stock over the fair market value of such shares of Common Stock on the date the SARs were granted. Payments by ArvinMeritor in respect of tandem SARs or freestanding SARs may be made in shares of ArvinMeritor Common Stock, in cash, or partly in cash and partly in shares of Common Stock, as the administrator may determine.

     Stock Awards and Other Stock-Based Awards. Under the 2007 LTIP, the administrator may grant to employees stock awards, generally in the form of restricted shares of Common Stock or restricted share units. Restricted shares have all the attributes of outstanding shares of ArvinMeritor Common Stock, except that the shares are delivered to and held by ArvinMeritor for the participant’s account. Restricted share units are units granted to a participant valued by reference to a designated number of shares of ArvinMeritor Common Stock, which value may be paid upon vesting by delivery of shares of Common Stock (which may be restricted shares), cash or a combination of shares of Common Stock and cash, as the administrator may determine. Restricted share units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the administrator. The administrator may also grant to employees any other type of equity-based or equity-related award, including the grant of unrestricted shares of Common Stock.

     Stock awards and other stock-based awards are subject to terms and conditions determined by the administrator and set forth in an award agreement, including conditions on vesting. These conditions may include continued employment by the Company or an affiliate, or achievement of performance conditions specified by the administrator. The period during which a stock award or other stock-based award is restricted and subject to forfeiture may not be less than three years, except in limited circumstances, including death or disability of the employee or change of control of the Company (as discussed below). However, the 2007 LTIP provides for awards of up to 500,000 shares subject to stock awards and other stock-based awards with no minimum vesting period.

     Cash Awards. The 2007 LTIP authorizes the administrator to make cash awards, pursuant to which the employee can earn a future payment tied to the level of achievement with respect to performance criteria over a specific performance period. At the time of grant, the administrator will establish the performance criteria and the level of achievement compared to these criteria that will determine the amount payable under a cash award. Payment of cash awards may be in the form of cash or property, including shares of Common Stock. The maximum amount payable pursuant to that portion of a cash award earned with respect to any fiscal year to any employee may not exceed $15,000,000.

     Performance-Based Compensation Awards

     The administrator will specify if all or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to the company’s chief executive officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from this deduction limit. One of the requirements for performance-based compensation to qualify for this exemption is that it must be granted under a shareholder-approved compensation plan that provides a limit on the number of shares and cap on the maximum cash compensation that may be granted to any one individual under the plan. Awards that meet these requirements will not be subject to the $1,000,000 limitation on deductible compensation under Section 162(m).

     The performance criteria applicable to such awards must be based on one or more qualifying performance criteria set forth in the 2007 LTIP. These qualifying performance criteria include: (i) sales; (ii) cash flow; (iii) earnings (including gross margin, earnings before or after interest and taxes, earnings before taxes, and net earnings); (iv) basic or diluted earnings per share; (v) growth in earnings or earnings per share; (vi) stock price; (vii) return on equity or average shareholders’ equity; (viii) total shareholder return; (ix) return on capital; (x) return on assets or net assets; (xi) return on investment; (xii) revenue or gross profits; (xiii) income before or after interest, taxes, depreciation and amortization, or net income; (xiv) pretax income before allocation of corporate overhead and bonus; (xv) operating income or net operating income; (xvi) operating profit or net operating profit (whether before or after taxes); (xvii) operating margin; (xviii) return on operating revenue; (xix) working capital; (xx) market share; (xxi) contract awards or backlog; (xxii) overhead or other expense or cost reduction; (xxiii) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxiv) credit rating; (xxv) strategic plan development and implementation; (xxvi) improvement in workforce diversity; (xxvii) customer satisfaction; (xxviii) employee satisfaction; (xxix) management succession plan development and implementation; and (xxx) employee retention. To the extent that any award (other than stock options and SARs) is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the performance criteria must be one of the criteria listed above. In addition, the administrator will (within the first quarter of the performance period, but in no event more than ninety (90) days into that period) establish the specific performance targets (including thresholds and whether to exclude certain extraordinary, non-recurring, or similar items) and award amounts (subject to the right of the administrator to exercise discretion to reduce payment amounts following the conclusion of the performance period).

     Dividends

     The administrator may provide for payment of dividends or dividend equivalents on the shares of Common Stock subject to an award prior to vesting. These payments may be made in cash, shares or units, or may be credited to an employee’s account and settled upon vesting of the underlying award. The administrator may, in its discretion, make such payments subject to specified conditions and contingencies.

     Transferability

     Unless the administrator provides otherwise in the award agreement, awards are not transferable, other than by will or the laws of descent and distribution.

     Termination of Employment

     The administrator may specify the effect of a termination of employment of an employee at the time it makes a grant. Unless otherwise determined by the administrator and specified in the award agreement, the 2007 LTIP provides that the following occurs upon a termination of employment. The administrator may also modify these provisions in its discretion after the grant date.

     Stock Options and SARs. If an employee’s employment terminates due to:

  Death or disability - outstanding stock options and SARs vest in full and remain exercisable until the earlier of three years after the termination or expiration of their term.

  Retirement - stock options and SARs that have been outstanding for at least one year after the grant date will remain outstanding for the lesser of five years or the expiration of their term and will continue to vest as though the employee were still employed.

  Any other reason – outstanding unvested stock options and SARs are cancelled and forfeited; outstanding stock options and SARs that have vested prior to termination remain exercisable for ninety days after the date of termination, or their remaining term if less, and thereafter are cancelled and forfeited. In the case of an involuntary termination (other than a termination for cause), termination is deemed to be effective at the end of any severance period.

     Stock and Other Stock-Based Awards. If employment terminates due to:

  Death or disability - a pro-rated portion of outstanding unvested stock awards and other stock-based awards will vest, based on the number of full months of the applicable performance or vesting period that have elapsed as of the date of termination.

  Retirement - unvested stock awards and other stock-based awards that have been outstanding for at least one year after the grant date will remain outstanding for the lesser of five years or the expiration of their term and will continue to vest as though the employee were still employed.

  Any other reason – outstanding unvested stock awards and other stock-based awards will be cancelled and forfeited upon termination. In the case of an involuntary termination (other than a termination for cause), termination is deemed to be effective at the end of any severance period.

     The amount of any performance-based award that vests will not be determined, and stock awards and other stock-based awards will not be paid, until after the vesting or performance period has ended.

     Cash Awards. If an employee’s employment terminates due to:

  Death or disability - a pro-rated portion of outstanding cash awards will be paid, based on the number of full months of the applicable performance cycle that have elapsed as of the date of termination.

  Retirement - outstanding cash awards that have been outstanding for at least one year after the beginning of the performance period will remain outstanding for the lesser of five years or the expiration of the performance period and will be paid as though the employee had been employed during that entire period.

  Involuntary termination other than termination for cause - a pro-rated portion of an award that has been outstanding for at least one year after the beginning of the performance period will be paid, based on the number of full months of the applicable performance cycle that have elapsed as of the date of termination.

  Any other reason - outstanding unvested cash awards will be cancelled and forfeited.

     In each case, the amount of any cash award that is paid will not be determined, and payment on any such award will not be made, until after the applicable performance period has ended.

     Change of Control Benefits

     In the event of a change of control of the Company (as defined in the 2007 LTIP), unless the administrator has determined otherwise with respect to a particular award:

  All outstanding unvested stock options and SARs become fully vested and exercisable.

  All restrictions on outstanding unvested stock awards, other stock-based awards and cash awards lapse and these awards become fully vested, and any such awards that are performance-based will be deemed fully earned at the target amount.

     If an employee’s employment is terminated within two years after a change of control for any reason other than death, retirement, disability or termination for cause, each outstanding stock option or SAR that is vested at the time of termination will remain exercisable until the earlier of the third anniversary of termination or the expiration of the term of the stock option or SAR.

     Amendment and Termination of 2007 LTIP

     The administrator of the 2007 LTIP may at any time amend, alter or discontinue the 2007 LTIP or any award made thereunder, subject to approval by shareowners to the extent required by applicable law. Unless approved by the shareowners, the administrator may not increase the maximum aggregate number of shares of Common Stock that may be subject to awards granted under the 2007 LTIP, reduce the minimum exercise price for stock options or SARs or reduce the exercise price of outstanding stock options or SARs. No amendment, suspension or termination of the 2007 LTIP will impair the rights of any employee with respect to an outstanding award without the employee’s consent, unless the administrator determines that (i) the amendment is required or advisable under applicable law, stock exchange requirements or accounting standards, (ii) the amendment is not likely to significantly diminish the benefits provided under the award, or (ii) the employee is adequately compensated for any reduction in benefits.

     Capitalization Adjustments

     Upon the occurrence of an event that affects the capital structure of the Company (such as a stock dividend, stock split or recapitalization), or a merger, consolidation, reorganization or similar event affecting the Company or its subsidiaries, the Board of Directors or the administrator may, in its discretion, make such substitutions or adjustments as it deems appropriate and equitable, including to the share reserve, the share limitations, and the purchase price and number of shares of Common Stock subject to outstanding equity or equity-based awards.

     Deferred Compensation

     Unless the administrator determines otherwise, it is intended that no award will be “deferred compensation” for purposes of Section 409A of the Code. If the administrator determines that an award is subject to Section 409A, the terms and conditions governing that award, including rules for elective or mandatory deferral of delivery of cash or shares of Common Stock and rules relating to treatment of awards in the event of a change of control of the Company, will be set forth in the applicable award agreement and will comply with Code Section 409A.

     New Plan Benefits

     Grants under the 2007 LTIP are made in the discretion of the administrator, and the amounts to be awarded in any year are not determinable. As a result, benefits under the 2007 LTIP will depend on the administrator’s actions as well as the fair market value of Common Stock at various future dates. It is not possible to determine the benefits that will be received by executive officers and other employees if the 2007 LTIP is approved by the shareowners. Non-management directors will not participate in the 2007 LTIP.

Tax Matters

     The United States federal income tax consequences applicable to the Company and employees in connection with awards under the 2007 LTIP are complex and depend, in large part, on surrounding facts and circumstances. Under current federal income tax laws, an employee will generally recognize income, and the Company will be entitled to a deduction, with respect to stock options, SARs, stock awards and other stock-based awards as follows:

     Incentive Stock Options (ISOs)

     With respect to ISOs, in general, for federal income tax purposes under the present law:

     (i) Neither the grant nor the exercise of an ISO, by itself, results in income to the employee; however, the excess of the fair market value of the Common Stock at the time of exercise over the option exercise price is includable in alternative minimum taxable income (unless there is a disposition of the Common Stock acquired upon exercise of the ISO in the taxable year of exercise) which may, under certain circumstances, result in an alternative minimum tax liability to the employee.

     (ii) If the Common Stock acquired upon exercise of an ISO is disposed of in a taxable transaction after the later of two years from the date on which the ISO is granted or one year from the date on which such Common Stock is transferred to the employee, long-term capital gain or loss will be realized by the employee in an amount equal to the difference between the amount realized by the employee and the employee’s basis which, except as provided in (v) below, is the exercise price.

     (iii) Except as provided in (v) below, if the Common Stock acquired upon the exercise of an ISO is disposed of within the two-year period from the date of grant or the one-year period after the transfer of the Common Stock to the employee (a “disqualifying disposition”):

(a) Ordinary income will be realized by the employee at the time of such disposition in the amount of the excess, if any, of the fair market value of the Common Stock at the time of such exercise over the option exercise price, but not in an amount exceeding the excess, if any, of the amount realized by the employee over the option exercise price.

(b) Short-term or long-term capital gain will be realized by the employee at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the Common Stock at the time of such exercise.

(c) Short-term or long-term capital loss will be realized by the employee at the time of any such taxable disposition in an amount equal to the excess, if any, of the option exercise price over the amount realized.

     (iv) No deduction will be allowed to the Company with respect to ISOs granted or Common Stock transferred upon exercise thereof, except that if a disqualifying disposition is made by the employee, the Company will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the employee making the disposition.

     (v) With respect to the exercise of an ISO and the payment of the option exercise price by the delivery of Common Stock, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the employee at that time, the tax basis of the Common Stock received will be the same as the tax basis of the Common Stock surrendered, and the holding period (except for purposes of the one-year period referred to in (iii) above) of the employee in Common Stock received will include his holding period in the Common Stock surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, no taxable income will be realized by the employee at that time; such excess Common Stock will be considered ISO stock with a zero basis; and the holding period of the employee in such Common Stock will begin on the date such shares are transferred to the employee. If the Common Stock surrendered was acquired as the result of the exercise of an ISO and the surrender takes place within two years from the date the ISO relating to the surrendered Common Stock was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the Employee will realize ordinary income at that time in the amount of the excess, if any, of the fair market value at the time of exercise of the Common Stock surrendered over the basis of such Common Stock. If any of the shares received are disposed of in a disqualifying disposition, the employee will be treated as first disposing of the Common Stock with a zero basis.

     Nonqualified Stock Options (NQSOs)

     With respect to NQSOs, in general, for federal income tax purposes under present law:

     (i) The grant of a NQSO by itself does not result in income to the employee.

     (ii) Except as provided in (v) below, the exercise of a NQSO (in whole or in part, according to its terms) results in ordinary income to the employee at that time in an amount equal to the excess (if any) of the fair market value of the Common Stock on the date of exercise over the option exercise price.

     (iii) Except as provided in (v) below, the tax basis of the Common Stock acquired upon exercise of a NQSO, which is used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, is the fair market value of the Common Stock on the date of exercise.

     (iv) A deduction is allowable to the Company upon the exercise of a NQSO in an amount equal to the ordinary income realized by the employee upon exercise.

     (v) With respect to the exercise of a NQSO and the payment of the option exercise price by the delivery of Common Stock, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the employee at that time, the tax basis of the Common Stock received will be the same as the tax basis of the Common Stock surrendered, and the holding period of the employee in the Common Stock received will include his or her holding period in the Common Stock surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, ordinary income will be realized by the employee at that time in the amount of the fair market value of such excess Common Stock; the tax basis of such excess Common Stock will be equal to the fair market value of such Common Stock at the time of exercise; and the holding period of the employee in such Common Stock will begin on the date such Common Stock is transferred to the employee.

     SARs

     The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to ArvinMeritor or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares of Common Stock received will constitute ordinary income to the grantee. ArvinMeritor will be entitled to a deduction in the same amount and at the same time.

     Restricted Shares and Restricted Share Units (RSUs)

     An employee generally will not realize income upon an award of restricted shares or RSUs. However, an employee who receives restricted shares or RSUs will realize as ordinary income at the time of the lapse of the applicable restrictions an amount equal to the fair market value of the restricted shares or RSUs at the time of such lapse. Alternatively, an employee may elect within 30 days of receipt to include as ordinary income on the date of receipt of the restricted shares or RSUs an amount equal to the fair market value of the Common Stock underlying such award at that time. At the time the employee realizes ordinary income, the Company will be entitled to deduct the same amount as the ordinary income realized by the employee.

     Cash Awards under Performance Plans

     Any cash and the fair market value of any property, including shares of Common Stock (other than restricted shares or RSUs as described above), received as payments under performance plans established in accordance with the 2007 LTIP will constitute ordinary income to the employee in the year in which paid, and the Company will be entitled to a deduction in the same amount and at the same time.

     Code Section 162(m)

     As discussed above, Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company’s chief executive officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). Stock options and SARs granted under the 2007 LTIP qualify as “performance-based compensation.” Other awards will be “performance-based compensation” if they are so designated and if their grant, vesting or settlement is subject to the performance criteria described above. Stock awards and other stock-based awards that vest solely upon the passage of time do not qualify as “performance-based compensation.”

     Code Section 409A

     To the extent that any award under the 2007 LTIP is or may be considered to involve a nonqualified deferred compensation plan or deferral subject to Code Section 409A, the Company intends that the terms and administration of such award shall comply with the provisions of such section, applicable Internal Revenue Service guidance and good faith reasonable interpretations thereof.

     Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award. With respect to equity-based awards, the amount of the withholding will generally be determined with reference to the closing sale price of the shares of ArvinMeritor Common Stock as reported on the New York Stock Exchange - Composite Transactions reporting system on the date of determination.

The foregoing is only a summary of the effect of U.S. federal income taxation upon employees and the Company with respect to the grant and exercise of stock options, stock awards, other stock-based awards and cash awards under the 2007 LTIP. It is not intended as tax advice to employees participating in the 2007 LTIP, who should consult their own tax advisors. It does not purport to be a complete description of the tax consequences under all circumstances, nor does it describe the tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

     The Board of Directors recommends that you vote “FOR” the proposal to approve adoption of the 2007 Long-Term Incentive Plan, which is presented as item (3).

SECURITIES AUTHORIZED FOR ISSUANCE UNDER OTHER EQUITY COMPENSATION PLANS

     The number of stock options outstanding under our equity compensation plans, the weighted average exercise price of outstanding options, and the number of securities remaining available for issuance, as of September 30, 2006, were as follows:

			(column c)
			Number of securities
			remaining available
	(column a)	(column b)	for future issuance
	Number of securities to	Weighted average	under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights[1]	warrants and rights	reflected in column a)
Equity compensation plans approved by
security holders	3,897,299	19.73	568,187
Equity compensation plans not approved by
security holders [2]	627,478	20.32	896,581
Total	4,524,777 [3]	19.81 [3]	1,464,768 [4]
____________________
1	In addition to stock options, shares of Common Stock, restricted shares of Common Stock, deferred Common Stock, restricted share units and performance shares have been awarded under the Company’s equity compensation plans and were outstanding at September 30, 2006.

2	All of our equity compensation plans except the Employee Stock Benefit Plan were approved by the shareholders of ArvinMeritor or by the shareholders of Meritor or Arvin prior to their merger into ArvinMeritor. The Employee Stock Benefit Plan was adopted by the Arvin board of directors in 1998 and expires in 2008. It is intended to provide compensation arrangements that will attract, retain and reward key non-officer employees and to provide these employees with a proprietary interest in the company. This Plan provides for the issuance of incentive awards to non-officer employees in the form of stock options, tandem or non-tandem stock appreciation rights, restricted shares of Common Stock, performance shares or performance units. For further information, see the Plan document, which is filed as Exhibit 10-i to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 (File No. 1-15983).

3	The table includes options granted under Arvin’s 1988 Stock Benefit Plan, 1998 Stock Benefit Plan and Employee Stock Benefit Plan, which we assumed in 2000 in connection with the merger of Arvin and Meritor. A total of 3,118,255 options, with a weighted average exercise price of $28.10, were assumed at the time of the merger.

4	The following number of shares remained available for issuance under each of our equity compensation plans at September 30, 2006. Grants under these plans may be in the form of any of the listed types of awards:

Plan	Number of shares	Type of award
1997 Long-Term Incentives Plan*	119,961	Stock options, non-tandem stock appreciation rights, performance shares, restricted shares, restricted share units and common stock
Incentive Compensation Plan	75,740	Common stock, restricted shares
2004 Directors Stock Plan	114,155	Stock options, common stock, restricted shares, restricted share units, stock appreciation rights
1998 Stock Benefit Plan*	258,331	Stock options, restricted shares, non-tandem stock appreciation rights, performance shares, performance units
Employee Stock Benefit Plan*	896,581	Stock options, restricted shares, non-tandem stock appreciation rights, performance shares, performance units
____________________
*	Upon approval of the 2007 LTIP, no further grants will be made under the 1997 LTIP, the 1998 Stock Benefit Plan or the Employee Stock Benefit Plan.

VOTE REQUIRED

     The presence, in person or by proxy, of the holders of at least a majority of the shares of ArvinMeritor Common Stock issued and outstanding on the record date set for the 2007 Annual Meeting is necessary to have a quorum at the meeting. Assuming a quorum is present, the vote required for approval of each proposal is as follows:

  Election of Directors — The four nominees who receive the greatest number of votes for election as Class I directors cast by the holders of ArvinMeritor Common Stock entitled to vote at the meeting will become directors at the conclusion of the tabulation of votes. Under the Company’s majority vote policy (as described above under the heading Corporate Governance at ArvinMeritor — Board Composition), any nominee for director who is elected but who receives a greater number of “withheld” votes than “for” votes in an uncontested election is required to tender his or her resignation after the certification of the shareholder vote. The Corporate Governance and Nominating Committee considers the matter and recommends to the Board what action should be taken. The Board is required to take action and publicly disclose the decision and its underlying rationale within 90 days of certification of the shareholder vote.

  Selection of Auditors — To approve the selection of auditors, more votes must be cast in favor of the proposal than are cast against it.

  Adoption of the 2007 LTIP — To approve the adoption of the 2007 LTIP, more votes must be cast in favor of the proposal than are cast against it.

     Under Indiana law and our Restated Articles of Incorporation and By-Laws, the aggregate number of votes cast “for” and “against” by all shareowners present in person or represented by proxy at the meeting will be counted for purposes of determining the minimum number of affirmative votes required for approval of the selection of auditors and approval of adoption of the 2007 LTIP, and the total number of votes cast “for” each such matter will be counted for purposes of determining whether sufficient affirmative votes have been cast. The shares of a shareowner who abstains from voting on a matter or whose shares are not voted by reason of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareowner is present in person or represented by proxy. An abstention from voting or a broker non-vote on a matter by a shareowner present in person or represented by proxy at the meeting has no effect in the election of directors, approval of the selection of auditors or approval of adoption of the 2007 LTIP (assuming a quorum is present).

OTHER MATTERS

     The Board of Directors does not know of any other matters that may be presented at the meeting. In the event of a vote on any matters other than those referred to in items (1), (2) and (3) of the accompanying Notice of 2007 Annual Meeting of Shareowners, it is intended that properly given proxies will be voted on the additional matters in accordance with the judgment of the person or persons voting such proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of ArvinMeritor equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent shareowners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file.

     Based solely on our review of the copies of such forms we have received and information and representations furnished by our officers and directors, we believe that all our officers, directors and greater than ten percent beneficial owners have filed with the SEC on a timely basis all required forms with respect to transactions in ArvinMeritor securities in fiscal year 2006, with one exception. On April 26, 2006, the Compensation Committee granted 37,500 restricted shares of Common Stock to Rakesh Sachdev. Due to administrative error, the Form 4 reporting the transaction was filed three days late, on May 3, 2006.

ANNUAL REPORTS

     Our Annual Report to Shareowners, including the Annual Report on Form 10-K and financial statements, for the fiscal year ended September 30, 2006, was mailed to shareowners with this proxy statement.

EXPENSES OF SOLICITATION

     The cost of the solicitation of proxies will be borne by ArvinMeritor. In addition to the use of the mails, proxies may be solicited personally, or by telephone, telegraph, telecopy, Internet or other means of communication by our directors, officers and employees without additional compensation. We have engaged Georgeson, Inc. to assist in the solicitation of proxies for a base fee of $15,000, plus expenses. We will also reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses of resending proxy materials to principals and obtaining their proxies.

SHAREOWNER PROPOSALS FOR 2008 ANNUAL MEETING

     Under the rules and regulations of the SEC, shareowner proposals for the 2008 Annual Meeting of Shareowners must be received on or before August 14, 2007, at the Office of the Secretary at our headquarters, 2135 West Maple Road, Troy, Michigan 48084-7186, in order to be eligible for inclusion in our proxy materials. In addition, our By-Laws require a shareowner desiring to propose any matter for consideration at the 2008 Annual Meeting of Shareowners, other than through inclusion in our proxy materials, to notify our Secretary in writing at the above address on or after September 28, 2007 and on or before October 28, 2007.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     We have established procedures for shareowners and other interested parties to communicate directly with non-management members of the Board of Directors on a confidential basis. You can contact the Board by mail at: ArvinMeritor Board of Directors, 330 East Maple Road, PMB 335, Birmingham, MI 48009. All communications made by this means will be received directly by the Chairman of the Corporate Governance and Nominating Committee and will not be screened or reviewed by any ArvinMeritor personnel.

     If you have concerns involving internal controls, accounting or auditing, you can contact the Audit Committee directly, on a confidential basis, by mail at: ArvinMeritor Audit Committee, 330 East Maple Road, PMB 315, Birmingham, MI 48009, or by e-mail at “audit.committee@arvinmeritor.com.” All communications made by these means will be received directly by the Chairman of the Audit Committee and will not be screened or reviewed by any ArvinMeritor personnel.

December 11, 2006

If your ArvinMeritor shares are registered in your name and you plan to attend the Annual Meeting of Shareowners to be held in Troy, Michigan on January 26, 2007, please be sure to request an admittance card by:
  marking the appropriate box on the proxy card and mailing the card using the enclosed envelope; or

  indicating your desire to attend the meeting when you grant your proxy via our telephone or Internet voting procedures; or

  writing to us at the following address:

ArvinMeritor, Inc.
2135 West Maple Road
Troy, Michigan 48084
Attention: Secretary

If your shares are not registered in your own name and you would like to attend the meeting, please bring evidence of your ArvinMeritor share ownership with you to the meeting. You should be able to obtain evidence of your ArvinMeritor share ownership from the broker, trustee, bank or other nominee who holds your shares on your behalf.

APPENDIX A

 ARVINMERITOR, INC.
AUDIT COMMITTEE CHARTER

The Audit Committee of ArvinMeritor, Inc. (the “Corporation”) is established by the Board of Directors and shall be charged with:

  monitoring, or assisting the Board of Directors in monitoring, (i) the integrity of the financial statements of the Corporation, (ii) the compliance by the Corporation with legal and regulatory requirements, and (iii) the independence, qualifications and performance of the Corporation's internal audit function and independent accountants, and preparing the report to be included in the Corporation’s annual proxy statement.

The Audit Committee shall consist of at least three and not more than six members of the Board of Directors.

The Audit Committee shall meet at least three times during each fiscal year.

Each member of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, as they may be revised from time to time.

The Audit Committee shall have the following powers and duties and report thereon to the Board of Directors and the shareholders:

  To review and reassess its charter annually and submit any changes to the Board of Directors for approval;

  Sole authority, for each fiscal year, to select and employ, subject to approval of the shareholders (and to terminate and replace, where appropriate), independent accountants to audit the books, records, accounts and financial statements of the Corporation and its subsidiaries, and to approve and cause the Corporation to pay all audit engagement fees;

  To consult with management as to the appointment and removal of the General Auditor, who is charged with auditing and evaluating the Corporation’s system of internal controls;

  To review, with the independent accountants (who shall be accountable to the Audit Committee) and with the Corporation’s Chief Executive Officer, Chief Financial Officer, Controller and other management personnel, the Corporation’s annual and quarterly financial statements (including the Management’s Discussion and Analysis of Financial Condition and Results of Operations) before their release, including:
  critical accounting policies and practices;

  significant financial reporting issues and judgments made in connection therewith, including (i) alternative treatments of financial information within generally accepted accounting principles (“GAAP”) and the ramifications of use of such treatments; (ii) significant changes in the selection or application of accounting principles; and (iii) treatment of complex or unusual transactions;

  new accounting pronouncements;

  material written communications between the independent accountants and management, including the management letter and the schedule of unadjusted differences; and

  the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Corporation’s financial statements;
  To recommend to the Board whether the Corporation’s annual financial statements should be included in its annual report to the Securities and Exchange Commission on Form 10-K;

  To review with the independent accountants, who shall be accountable to the Audit Committee:

  the scope of and the audit procedures utilized in their annual audit and quarterly reviews of the Corporation’s financial statements;

  significant internal control matters (including incidents of fraud identified by the Corporation, the independent accountants or internal audit, or reported directly to the Committee) and any recommendations of the independent accountants with respect to the adequacy of the Corporation’s system of internal controls, including their attestation and report on management’s report on internal controls;

  any significant issues related to their audit activities and management’s response, restrictions, if any, imposed on their work or access to requested information, the cooperation they received during the audit and any significant disagreements with management, resolution of which disagreements the Audit Committee shall have sole authority to oversee; and

  a report to be provided by the Corporation’s independent public accountants at least annually, describing the firm’s internal quality control procedures, any material issues raised by the most recent internal quality control review or peer review of the firm or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more audits carried out by the firm, and steps taken to deal with any such issues, and all relationships between the firm and the Corporation;
  To review and approve in advance the fees charged, and the scope and extent of any non-audit services to be performed, by the independent accountants and to receive and evaluate at least annually a report from such accountants as to their independence, and to report to the Board of Directors the results of its evaluation;

  To review with the Corporation’s General Auditor:
  the internal audit charter;

  the scope of the annual internal audit plan, including proposed staffing, budget and other resources necessary for its accomplishment;

  the results of completed internal audits and management’s response to audit reports;

  any comments the General Auditor may have on significant issues related to the internal audit activities or restrictions, if any, imposed thereon; and

  significant internal control matters (including incidents of fraud identified by the Corporation, the independent accountants or internal audit, or reported directly to the Committee);
  To review with the Corporation’s Chief Executive Officer, Chief Financial Officer, Controller and other management personnel:
  the Corporation’s annual and quarterly earnings press release (including, in particular, review of the use of pro forma or adjusted non-GAAP information);

  prior to its release or use, the type and presentation of financial information and earnings guidance provided by the Corporation to analysts and rating agencies;

  significant internal control matters, including incidents of fraud and financial misreporting, and management’s annual report on internal controls;

  standards of business conduct policies, including communication of the Corporation’s standards of business conduct policies to employees, monitoring compliance of employees with those policies, and other related matters;

  the appointment of the Corporation’s General Auditor;

  policies with respect to risk assessment and risk management, including financial and accounting risk exposures and management’s initiatives to monitor and control such exposures; and

  other matters within the scope of the Committee’s duties;

  To meet, in separate executive sessions as part of each regularly scheduled Audit Committee meeting:
  with the Corporation’s Chief Executive Officer, Chief Financial Officer and Controller;

  with the Corporation’s General Auditor;

  with the independent accountants; and

  as a Committee without members of management;
  To receive and review any disclosure from the Corporation’s Chief Executive Officer or Chief Financial Officer made in connection with the certification of the Corporation’s quarterly and annual reports filed with the Securities and Exchange Commission of: (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial data; and (b) any instances of fraud, whether or not material, that involve management or other employees who have a significant role in the Corporation’s internal controls;

  To consult with the Corporation’s General Counsel as appropriate regarding significant contingencies that could impact the Corporation’s financial statements and regarding legal compliance matters, including compliance with insider trading policies;

  To review any findings by regulatory agencies with respect to the Corporation’s activities, and management’s response to such findings;

  To investigate any matter brought to its attention within the scope of its duties;

  To engage outside consultants, independent counsel or other advisors as the Committee deems appropriate to perform its duties and responsibilities;

  To establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

  To set the Corporation’s policies with respect to hiring employees or former employees of the Corporation’s independent accountants;

  To review periodically and consult with management concerning the composition and capabilities of the finance organization staff;

  To review annually the Audit Committee’s performance; and

  To perform any other activities consistent with this Charter, the Corporation’s By-laws, and applicable laws and regulations, as the Audit Committee or the Board deems appropriate.

The Corporation shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and any advisors that the Audit Committee chooses to engage and for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Revised 11/14/06

APPENDIX B

     ARVINMERITOR, INC.
2007 LONG-TERM INCENTIVE PLAN

     1. Purpose of the Plan.

     The purpose of this Plan is to enhance shareholder value by linking the compensation of officers and other key employees of the Company to increases in the price of ArvinMeritor stock and the achievement of other performance objectives, and to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress and success. The Plan is also intended to assist the Company in the recruitment of new employees and to motivate, retain and encourage such personnel to act in the shareholders’ interest and share in the Company’s success.

     2. Definitions.

     As used herein, the following definitions shall apply:

     (a) “Administrator” means the Board, any Committee or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

     (b) “Affiliate” means any Subsidiary or other entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator. The Administrator shall, in its sole discretion, determine which entities are classified as Affiliates and designated as eligible to participate in this Plan.

     (c) “Applicable Law” means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Shares to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

     (d) “Award” means a Cash Award, Stock Award, Option, Stock Appreciation Right or Other Stock-Based Award granted in accordance with the terms of the Plan.

     (e) “Awardee” means an Employee who has been granted an Award under the Plan.

     (f) “Award Agreement” means a Cash Award Agreement, Stock Award Agreement, Option Agreement, Stock Appreciation Right Agreement and/or Other Stock-Based Award Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

     (g) “Board” means the Board of Directors of the Company.

     (h) “Cash Award” means a bonus opportunity awarded under Section 13 of the Plan pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or, if no agreement is entered into with respect to the Cash Award, other documents evidencing the Award (the “Cash Award Agreement”).

     (i) “Change of Control” means any of the following:

     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”) or of such other amount that, together with Common Shares already held by such Person, constitutes more than fifty percent (50%) of either (x) the Outstanding Company Voting Securities, or (y) the then outstanding Common Shares of the Company (the “Outstanding Company Common Shares”). However, for purposes of this subsection  (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company or any corporation controlled by the Company; (B) any acquisition by the Company or any corporation controlled by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation that is a Non-Control Acquisition (as defined in subsection (iii) of this Section 2(i)); or

     (ii) Individuals who, as of the effective date of this Plan, constitute the Board of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of the Company within a twelve (12) month period; provided, however, that any individual becoming a Director subsequent to the effective date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

     (iii) Consummation of a reorganization, merger, consolidation, or sale or other disposition of all or a substantial portion of the assets of the Company, or the acquisition by the Company of assets or shares of another corporation (a “Business Combination”), unless such Business Combination is a Non-Control Acquisition. For the purpose of this provision, “substantial portion of the assets of the Company” is defined as assets having a gross fair market value, determined without regard to any liabilities associated with such assets, of forty percent (40%) or more of the total assets of the Company. A “Non-Control Acquisition” shall mean a Business Combination where: (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, at least fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be; or (y) a transfer of a substantial portion of the assets of the Company is made to a Person beneficially owning, directly or indirectly, fifty percent (50%) or more of, respectively, the Outstanding Company Common Shares or Outstanding Company Voting Securities (“Control Person”), as the case may be, or to another entity in which either such Control Person or the Company beneficially owns fifty percent (50%) or more of the total value or voting power of such entity’s outstanding voting securities; or

     (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if any payment or distribution event applicable to an Award is subject to the requirements of Section 409A(a)(2)(A) of the Code, the determination of the occurrence of a Change of Control shall be governed by applicable provisions of Section 409A(a)(2)(A) of the Code and regulations and rulings issued thereunder for purposes of determining whether such payment or distribution may then occur.

     (j) “Code” means the United States Internal Revenue Code of 1986, as amended.

     (k) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan or, in the absence of any such special appointment, the Compensation and Management Development Committee of the Board.

     (l) “Common Shares” means the common shares, par value $1 per share, of the Company.

     (m) “Company” means ArvinMeritor, Inc., an Indiana corporation, or, except as utilized in the definition of Change of Control, its successor.

     (n) “Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.

     (o) “Director” means a member of the Board.

     (p) “Disability,” has the meaning specified in the Company’s long-term disability plan applicable to the Participant at the time of the disability. If the Participant is not covered by a long-term disability plan, then the definition applicable under the plan covering salaried U.S. Employees shall apply.

     (q) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

     (r) “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer and/or Director who is also a regular, active employee of the Company or any Affiliate. The Administrator shall determine whether the Chairman of the Board qualifies as an “Employee.” For any and all purposes under the Plan, the term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Administrator, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company or an Affiliate or otherwise an employee by any governmental or judicial authority. Unless otherwise determined by the Administrator in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

     (s) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

     (t) “Grant Date” means, with respect to each Award, the date upon which the Award is granted to an Awardee pursuant to this Plan, which may be a designated future date as of which such Award will be effective.

     (u) “Incentive Stock Option” means an Option that is identified in the Option Agreement as intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder, and that actually does so qualify.

     (v) “Fair Market Value” means the closing price for the Common Shares reported on a consolidated basis on the New York Stock Exchange on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.

     (w) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

     (x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (y) “Option” means a right granted under Section 8 of the Plan to purchase a number of Shares or Stock Units at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”). Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan.

     (z) “Other Stock-Based Award” means an Award granted pursuant to Section 12 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Other Stock-Based Award Agreement”).

     (aa) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

     (bb) “Plan” means this 2007 Long-Term Incentive Plan.

     (cc) “Qualifying Performance Criteria” shall have the meaning set forth in Section 14(b) of the Plan.

     (dd) “Retirement” means, unless the Administrator determines otherwise, voluntary Termination of Employment by a Participant from the Company and its Affiliates after attaining age fifty-five (55) and having at least five (5) years of service with the Company and its Affiliates, excluding service with an Affiliate of the Company prior to the time that such Affiliate became an Affiliate of the Company.

     (ee) “Securities Act” means the United States Securities Act of 1933, as amended.

     (ff) “Share” means a Common Share, as adjusted in accordance with Section 16 of the Plan.

     (gg) “Stock Appreciation Right” means a right granted under Section 10 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Stock Appreciation Right Agreement”).

     (hh) “Stock Award” means an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including, without limitation, continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

     (ii) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

     (jj) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other companies in such chain.

     (kk) “Termination for Cause” means, unless otherwise provided in an Award Agreement, Termination of Employment on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any Affiliate, or the intentional and repeated violation of the written policies or procedures of the Company, provided that, for an Employee who is party to an individual severance or employment agreement defining Cause, “Cause” shall have the meaning set forth in such agreement except as may be otherwise provided in such agreement. For purposes of this Plan, a Participant’s Termination of Employment shall be deemed to be a Termination for Cause if, after the Participant’s employment has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Committee, a Termination for Cause.

     (ll) “Termination of Employment” means for purposes of this Plan, unless otherwise determined by the Administrator, ceasing to be an Employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. In addition, Termination of Employment shall mean a “separation from service” as defined in regulations issued under Code Section 409A whenever necessary to ensure compliance therewith for any payment or settlement of a benefit conferred under this Plan that is subject to such Code section.

3. Stock Subject to the Plan.

     (a) Aggregate Limit. Subject to the provisions of Section 16(a) of the Plan, the maximum aggregate number of Shares which may be subject to or delivered under Awards granted under the Plan is 4,000,000 Shares. Shares subject to or delivered under Conversion Awards shall not reduce the aggregate number of Shares which may be subject to or delivered under Awards granted under this Plan. The Shares issued under the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

     (b) Code Section 162(m) and 422 Limits. Subject to the provisions of Section 16(a) of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any fiscal year to any one Awardee shall not exceed 500,000. Subject to the provisions of Section 16(a) of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan is 1,000,000 Shares. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 16(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

     (c) Share Counting Rules.

     (i) For purposes of this Section 3 of the Plan, Shares subject to Awards that have been canceled, expired, settled in cash, or not issued or forfeited for any reason shall not reduce the aggregate number of Shares which may be subject to or delivered under Awards granted under this Plan and shall be available for future Awards granted under this Plan.

     (ii) The following Shares shall not become available for Awards under this Plan: (A) Shares subject to Awards that have been retained by the Company in payment or satisfaction of the purchase price of an Award or the tax withholding obligation of an Awardee; (B) Shares that have been delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the purchase price of an Award or the tax withholding obligation of an Awardee; or (C) Shares reserved for issuance upon a grant of Stock Appreciation Rights which are exercised and settled in Shares, but only to the extent the number of reserved Shares does not exceed the number of Shares actually issued upon the exercise of the Stock Appreciation Right.

4. Administration of the Plan.

     (a) Procedure.

     (i) Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee designated by the Board to so administer this Plan and/or their respective delegates.

     (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Code Section 162(m), Awards to “covered employees” (within the meaning of Code Section 162(m)) or to Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. References herein to the Administrator in connection with Awards intended to qualify as “performance-based compensation” shall mean a Committee meeting the “outside director” requirements of Code Section 162(m). Notwithstanding any other provision of the Plan, the Administrator shall not have any discretion or authority to make changes to any Award that is intended to qualify as “performance-based compensation” to the extent that the existence of such discretion or authority would cause such Award not to so qualify.

     (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

     (iv) Other Administration. Except to the extent prohibited by Applicable Law, the Board or a Committee may delegate to a Committee of one or more Directors or to authorized officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.

     (v) Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-today administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

     (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

     (i) to select the Employees of the Company or its Affiliates to whom Awards are to be granted hereunder;

     (ii) to determine Cash Award targets and the number of Common Shares to be covered by each Award granted hereunder;

     (iii) to determine the type of Award to be granted to the selected Employees;

     (iv) to approve forms of Award Agreements;

     (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability provisions, terms regarding acceleration of Awards or waiver of forfeiture restrictions, the acceptable forms of consideration for payment for an Award, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

     (vi) to correct administrative errors;

     (vii) to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

     (viii) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt rules and procedures regarding the conversion of local currency, the shift of tax liability from employer to employee (where legally permitted) and withholding procedures and handling of stock certificates which vary with local requirements, and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

     (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

     (x) to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such modification or amendment (A) is subject to the minimum vesting provisions set forth in Sections 8(e), 11(a) and 12(a) of the Plan and the plan amendment provisions set forth in Section 17 of the Plan, and (B) may not impair any outstanding Award unless agreed to in writing by the Participant, except that such agreement shall not be required if the Administrator determines in its sole discretion that such modification or amendment either (Y) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (Z) is not reasonably likely to significantly diminish the benefits provided under such Award, or that adequate compensation has been provided for any such diminishment, except following a Change of Control;

     (xi) to allow or require Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonqualified Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

     (xii) to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by awardees of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonqualified Stock Options or Incentive Stock  Options, as determined by the Administrator, with respect to options granted by the acquired entity;

     (xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

     (xiv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resale by a Participant or of other subsequent transfers by the Participant of any Shares issued as a result of or under an Award or upon the exercise of an Award, including without limitation, (A) restrictions under an insider trading policy, (B) restrictions as to the use of a specified brokerage firm for such resale or other transfers, and (C) institution of “blackout” periods on exercises of Awards;

     (xv) to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

     (xvi) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

     (c) Effect of Administrator’s Decision. All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

     5. Eligibility.

     Awards may be granted only to Employees of the Company or any of its Affiliates. Awards may not be granted to a Director unless such Director otherwise qualifies as an Employee of the Company or one of its Affiliates.

     6. Term of Plan.

     The Plan shall become effective upon its approval by shareholders of the Company. It shall continue in effect for a term of ten (10) years from the date the Plan is approved by the shareholders of the Company unless terminated earlier under Section 17 of the Plan.

     7. Term of Award.

     Subject to the provisions of the Plan, the term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement.

     8. Options.

     The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals or the satisfaction of an event or condition within the control of the Awardee or within the control of others.

     (a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Option and the means of payment of such exercise price, (iv) the term of the Option, (v) such terms and conditions regarding the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

     (b) Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be determined by the Administrator, except that the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

     (c) No Option Repricings. Subject to Section 16(a) of the Plan, the exercise price of an Option may not be reduced without shareholder approval.

     (d) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

     (e) Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator, except that no Option shall first become exercisable within one (1) year from its Grant Date, other than (i) upon a Change of Control as specified in Section 16(b) of the Plan, or (ii) upon the death or Disability of the Awardee, in each case as specified in the Option Agreement. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued active employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option, subject to restrictions set forth above.

     (f) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

     (i) cash;

     (ii) check or wire transfer (denominated in U.S. Dollars);

     (iii) subject to any conditions or limitations established by the Administrator, other Shares which (A) in the case of Shares acquired from the Company (whether upon the exercise of an Option or otherwise), have been owned by the Participant for more than six (6) months on the date of surrender (unless this condition is waived by the Administrator), and (B) have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Option shall be exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price shall be refunded to the Awardee in cash);

     (iv) subject to any conditions or limitations established by the Administrator, the Company withholding shares otherwise issuable upon exercise of an Option;

     (v) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

     (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or

     (vii) any combination of the foregoing methods of payment.

     (g) Procedure for Exercise; Rights as a Shareholder.

     (i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the applicable Option Agreement.

     (ii) An Option shall be deemed exercised when (A) the Company receives (1) written or electronic notice of exercise (in accordance with the Option Agreement or procedures established by the Administrator) from the person entitled to exercise the Option and (2) full payment for the Shares with respect to which the related Option is exercised, and (B) with respect to Nonqualified Stock Options, provisions acceptable to the Administrator have been made for payment of all applicable withholding taxes.

     (iii) Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

     (iv) The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

     (h) Termination of Employment. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Option. Unless otherwise provided in the Award Agreement, (x) a Termination of Employment due to Disability or death shall result in immediate vesting of any Option, which shall remain exerciseable for three (3) years thereafter, or the remaining term of the Option, if less; (y) provided that Retirement occurs at least one (1) year after the Grant Date, an Option held by an Awardee at Retirement will remain outstanding for the lesser of five (5) years or the remaining term of the option and will continue to vest in accordance with the terms of the Option Agreement as though the Awardee were still employed; and (z) any other Termination of Employment shall result in immediate cancellation and forfeiture of all outstanding Options that have not vested as of such date, and any vested and exerciseable Options held at the time of such Termination of Employment shall remain exerciseable for ninety (90) days thereafter, or the remaining term of the Option, if less, provided, however, that an involuntary Termination of Employment other than a Termination for Cause shall be deemed effective as of the end of any period during which severance is payable.

     9. Incentive Stock Option Limitations/Terms.

     (a) Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options. No Incentive Stock Option shall be granted to any such employee who as of the Grant Date owns stock possessing more than 10% of the total combined voting power of the Company.

     (b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 9(b) of the Plan, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

     (c) Transferability. The Option Agreement must provide that an Incentive Stock Option is not transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonqualified Stock Option.

     (d) Exercise Price. The per Share exercise price of an Incentive Stock Option shall in no event be inconsistent with the requirements for qualification of the Incentive Stock Option under Section 422 of the Code.

     (e) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

     10. Stock Appreciation Rights.

     A “Stock Appreciation Right” is a right that entitles the Awardee to receive, in cash or Shares (as determined by the Administrator), value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the aggregate exercise price of the right, as established by the Administrator on the Grant Date. Stock Appreciation Rights may be granted to Awardees either alone (“freestanding”) or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 8 of the Plan. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights under the Plan shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 8 of the Plan. Subject to the provisions of Section 8 of the Plan, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares or cash as determined by the Administrator.

     11. Stock Awards.

     (a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, and (vi) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator. No condition that is based upon performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than three (3) years, and no condition that is based upon continued employment or the passage of time shall provide for vesting in full of a Stock Award in less than three (3) years from the date the Stock Award is made, other than (i) with respect to such Stock Awards that are issued upon the exercise or settlement of Options or Stock Appreciation Rights, (ii) upon a Change of Control as specified in Section 16(b) of the Plan, (iii) upon the death, Disability or Retirement of the Awardee, in each case as specified in the Stock Award Agreement, or (iv) for up to 500,000 Shares in the aggregate subject to Stock Awards or Other Stock-Based Awards which shall have no minimum vesting period.

     (b) Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relate or otherwise within the time period required by the Code or the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time.

     (c) Termination of Employment. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Stock Award. Unless otherwise provided in the Award Agreement, (x) a Termination of Employment due to Disability or death shall result in vesting of a prorated portion of any Award, effective as of the end of the applicable performance or vesting period or other period of restriction, based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Employment due to Disability or death occurs over the total number of months in such period; (y) provided that Retirement occurs at least one (1) year after the Grant Date, an Award held by an Awardee at Retirement will remain outstanding for the lesser of five (5) years or the remaining term of the Award and will continue to vest in accordance with the terms of the Award Agreement as though the Awardee were still employed, subject to the requirement that the amount of any Award shall not be determined before the end of the applicable performance or vesting period or other period of restriction; and (z) any other Termination of Employment (including but not limited to Retirement before the one (1) year anniversary of the Grant Date) shall result in immediate cancellation and forfeiture of all outstanding, unvested Awards, provided, however, that an involuntary Termination of Employment other than a Termination for Cause shall be deemed effective as of the end of any period during which severance is payable.

     (d) Rights as a Shareholder. Unless otherwise provided for by the Administrator, the Participant shall have the rights equivalent to those of a shareholder and shall be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.

     12. Other Stock-Based Awards.

     (a) Other Stock-Based Awards. An “Other Stock-Based Award” means any other type of equity-based or equity-related Award not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amount and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares. Each Other Stock-Based Award will be evidenced by an Award Agreement containing such terms and conditions as may be determined by the Administrator. No condition that is based upon performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than three (3) years and no condition that is based upon continued employment or the passage of time shall provide for vesting in full of an Other Stock-Based Award in less than three (3) years from the date the Other Stock-Based Award is made, other than (i) with respect to such Other Stock-Based Awards that are issued upon the exercise or settlement of Options or Stock Appreciation Rights, (ii) upon a Change of Control as specified in Section 16(b) of the Plan, (iii) upon the death, Disability or Retirement of the Awardee, in each case as specified in the Other Stock-Based Award Agreement, or (iv) for up to 500,000 Shares in the aggregate subject to Stock Awards or Other Stock-Based Awards which shall have no minimum vesting period.

     (b) Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Administrator. The Administrator may establish performance goals in its discretion. If the Administrator exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met. Notwithstanding anything to the contrary herein, the performance criteria for any Other Stock-Based Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relate and otherwise within the time period required by the Code and the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time.

     (c) Payment of Other Stock-Based Awards. Payment, if any, with respect to Other Stock-Based Awards shall be made in accordance with the terms of the Award, in cash or Shares as the Administrator determines.

     (d) Termination of Employment. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Other Stock-Based Award. Unless otherwise provided in the Award Agreement, (x) a Termination of Employment due to Disability or death shall result in vesting of a prorated portion of any Award, effective as of the end of the applicable performance or vesting period or other period of restriction, based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Employment due to Disability or death occurs over the total number of months in such period; (y) provided that Retirement occurs at least one (1) year after the Grant Date, an Award held by an Awardee at Retirement will remain outstanding for the lesser of five (5) years or the remaining term of the Award and will continue to vest in accordance with the terms of the Award Agreement as though the Awardee were still employed, subject to the requirement that the amount of any Award shall not be determined before the end of the applicable performance or vesting period or other period of restriction; and (z) any other Termination of Employment (including but not limited to Retirement before the one (1) year anniversary of the Grant Date) shall result in immediate cancellation and forfeiture of all outstanding, unvested Awards, provided, however, that an involuntary Termination of Employment other than a Termination for Cause shall be deemed effective as of the end of any period during which severance is payable.

     13. Cash Awards.

     Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period.

     (a) Cash Award. Each Cash Award may contain provisions regarding (i) the amounts potentially payable to the Participant as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to portions of Cash Awards earned with respect to any fiscal year to any Awardee shall not exceed U.S. $15,000,000.

     (b) Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the amounts payable under a Cash Award, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relate and otherwise within the time period required by the Code and the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time.

     (c) Timing and Form of Payment. The Administrator shall determine the time of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an Awardee to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, including Shares, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property, including Shares. To the extent that a Cash Award is in the form of cash, the Administrator may determine whether a payment is in U.S. dollars or foreign currency.

     (d) Termination of Employment. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Cash Award. Unless otherwise provided in the Award Agreement, (x) a Termination of Employment due to Disability or death shall result in vesting of a prorated portion of any Award, effective as of the end of the applicable performance period, based upon the full months of the applicable performance period elapsed as of the end of the month in which the Termination of Employment due to Disability or death occurs over the total number of months in such period; (y) provided that Retirement occurs at least one (1) year after the first day of the performance period, an Award held by an Awardee at Retirement will remain outstanding for the lesser of five (5) years or the remaining term of the Award and will continue to vest in accordance with the terms of the Award Agreement as though the Awardee were still employed, subject to the requirement that the amount of any Award shall not be determined before the end of the applicable performance period; and (z) any other Termination of Employment (including but not limited to Retirement before the one (1) year anniversary of the first day of the performance period) shall result in immediate cancellation and forfeiture of all outstanding, unvested Awards, provided, however, that an Awardee who incurs an involuntary Termination of Employment other than a Termination for Cause at least one year after the beginning of an applicable performance cycle for a performance based Award shall receive a partial Award, subject to the requirement that the amount of such performance-based Award shall not be determined before the end of the applicable performance period, and shall be prorated based upon the full months of the applicable performance period elapsed as of the end of the month in which the Termination of Employment occurs over the total number of months in the performance period.

     14. Other Provisions Applicable to Awards.

     (a) Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution. The Administrator may make an Award transferable to an Awardee’s family member or any other person or entity. If the Administrator makes an Award transferable, either as of the Grant Date or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

     (b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) sales; (ii) cash flow; (iii) earnings (including gross margin, earnings before or after interest and taxes, earnings before taxes, and net earnings); (iv) basic or diluted earnings per share; (v) growth in earnings or earnings per share; (vi) stock price; (vii) return on equity or average shareholders’ equity; (viii) total shareholder return; (ix) return on capital; (x) return on assets or net assets; (xi) return on investment; (xii) revenue or gross profits; (xiii) income before or after interest, taxes, depreciation and amortization, or net income; (xiv) pretax income before allocation of corporate overhead and bonus; (xv) operating income or net operating income; (xvi) operating profit or net operating profit (whether before or after taxes); (xvii) operating margin; (xviii) return on operating revenue; (xix) working capital; (xx) market share; (xxi) contract awards or backlog; (xxii) overhead or other expense or cost reduction; (xxiii) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxiv) credit rating; (xxv) strategic plan development and implementation; (xxvi) improvement in workforce diversity; (xxvii) customer satisfaction; (xxviii) employee satisfaction; (xxix) management succession plan development and implementation; and (xxx) employee retention. With respect to any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the performance criteria must be Qualifying Performance Criteria, and the Administrator will (within the first quarter of the performance period, but in no event more than ninety (90) days into that period) establish the specific performance targets (including thresholds and whether to exclude certain extraordinary, non-recurring, or similar items) and award amounts (subject to the right of the Administrator to exercise discretion to reduce payment amounts following the conclusion of the performance period).

     (c) Certification. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Administrator shall certify in writing the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such criteria relate solely to the increase in the value of the Common Shares).

     (d) Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified as of the Grant Date, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

     15. Dividends and Dividend Equivalents.

     Any Award may provide the Awardee with the right to receive dividend payments or dividend equivalent payments on the Shares subject to the Award, whether or not such Award has been exercised or is vested. Such payments may be made in cash, Shares or Stock Units or may be credited as cash or Stock Units to an Awardee’s account and later settled in cash or Shares or a combination thereof, as determined by the Administrator. Such payments and credits may be subject to such conditions and contingencies as the Administrator may establish.

     16. Adjustments upon Changes in Capitalization, Organic Change or Change of Control.

     (a) Adjustment Clause. In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, an “Organic Change”), the Administrator or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the Share limitations set forth in Sections 3, 11(a) and 12(a) of the Plan, (ii) the number and kind of Shares covered by each outstanding Award, and (iii) the price per Share subject to each such outstanding Award. In the case of Organic Changes, such adjustments may include, without limitation, (x) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator or the Board in its sole discretion (it being understood that in the case of an Organic Change with respect to which shareholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Organic Change over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (y) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (z) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

     (b) Change of Control. In the event of a Change of Control, unless otherwise determined by the Administrator as of the Grant Date of a particular Award (or subsequent to the Grant Date), the following acceleration, exercisability and valuation provisions shall apply:

     (i) On the date that such Change of Control occurs, any or all Options and Stock Appreciation Rights awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested.

     (ii) Except as may be provided in an individual severance or employment agreement (or severance plan) to which an Awardee is a party, in the event of an Awardee’s Termination of Employment within two (2) years after a Change of Control for any reason other than because of the Awardee’s death, Retirement, Disability or Termination for Cause, each Option and Stock Appreciation Right held by the Awardee (or a transferee) that is vested following such Termination of Employment shall remain exercisable until the earlier of the third (3rd) anniversary of such Termination of Employment (or any later date until which it would remain exercisable under such circumstances by its terms) or the expiration of its original term. In the event of an Awardee’s Termination of Employment more than two (2) years after a Change of Control, or within two (2) years after a Change of Control because of the Awardee’s death, Retirement, Disability or Termination for Cause, the provisions of Sections 8(h) and 10 of the Plan shall govern (as applicable).

     (iii) On the date that such Change of Control occurs, the restrictions and conditions applicable to any or all Stock Awards, Other Stock-Based Awards and Cash Awards shall lapse and such Awards shall be fully vested. Unless otherwise provided in an Award at the Grant Date, upon the occurrence of a Change of Control, any performance based Award shall be deemed fully earned at the target amount as of the date on which the Change of Control occurs. All Stock Awards, Other Stock-Based Awards and Cash Awards shall be settled or paid within thirty (30) days of vesting hereunder. Notwithstanding the foregoing, if the Change of Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code, and the regulations thereunder, the Awardee shall be entitled to receive the Award from the Company on the date that would have applied absent this provision, with interest in the case of Cash Awards from the vesting date to the payment date at the applicable federal mid-term rate under Section 7872 of the Code in effect for the month in which the Change of Control occurred.

     (c) Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 16(a) of the Plan to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 16(a) of the Plan to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code; (iii) the Administrator shall not have the authority to make any adjustments pursuant to Section 16(a) of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto; and (iv) if any Award is subject to Section 409A of the Code, Section 16(b) of the Plan shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 25 of the Plan in order to ensure that such Award complies with Code Section 409A.

     17. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the shareholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the shareholders of the Company and subject to Section 16(a), no such amendment shall be made that would:

     (i) increase the maximum aggregate number of Shares which may be subject to Awards granted under the Plan;

     (ii) reduce the minimum exercise price for Options or Stock Appreciation Rights granted under the Plan; or

     (iii) reduce the exercise price of outstanding Options or Stock Appreciation Rights.

     (b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, except that no such agreement shall be required if the Administrator determines in its sole discretion that such amendment either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated, except following a Change of Control. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

     (c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted shares or restricted share units or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     18. Designation of Beneficiary.

     (a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

     (b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the legal representative of the Awardee’s estate to exercise the Award.

     19. No Right to Awards or to Employment.

     No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

     20. Legal Compliance.

     Shares shall not be issued pursuant to an Option, Stock Appreciation Right, Stock Award or Other Stock-Based Award unless such Option, Stock Appreciation Right, Stock Award or Other Stock-Based Award and the issuance and delivery of such Shares shall comply with Applicable Law and shall be further subject to the approval of counsel for the Company with respect to such compliance. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

     21. Inability to Obtain Authority.

     To the extent the Company is unable to or the Administrator deems it unfeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be advisable or necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     22. Reservation of Shares.

     The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     23. Notice.

     Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

     24. Governing Law; Interpretation of Plan and Awards.

     (a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Indiana, except as to matters governed by U.S. federal law.

     (b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

     (c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

     (d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

     25. Section 409A.

     It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Administrator determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code.

     26. Limitation on Liability.

     The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

     (a) The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

     (b) Tax or Exchange Control Consequences. Any tax consequence expected, but not realized, or any exchange control obligation owed, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

     27. Unfunded Plan.

     Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards or Other Stock-Based Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation. Neither the Company nor the Administrator shall be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

     28. Foreign Employees.

     Awards may be granted hereunder to Employees who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Administrator may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

     29. Tax Withholding.

     Each Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to any Award under the Plan no later than the date as of which any amount under such Award first becomes includible in the gross income of the Participant for any tax purposes with respect to which the Company has a tax withholding obligation. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding may be settled with Shares. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any vested Shares or any other payment due to the participant at that time or at any future time. The Administrator may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

2135 W. MAPLE ROAD
TROY, MI 48084

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET/TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

INTERNET - https://www.proxyvote.com/arm
•     Go to the website address listed above.
•     Have your proxy card ready.
•     Follow the simple instructions that appear on your computer screen.
TELEPHONE - 1-800-690-6903
•     Use any touch-tone telephone.
•     Have your proxy card ready.
•     Follow the simple recorded instructions.
MAIL
•     Mark, sign and date your proxy card.
•     Detach your proxy card.
•     Return your proxy card in the postage-paid envelope provided.

Your telephone or Internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ARVIN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ARVINMERITOR, INC.

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR (1), (2) and (3).					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	The election of directors: Nominees for a term expiring in 2010:	01 - Rhonda L. Brooks
	02 - lvor J. Evans 03 - Charles G. McClure, Jr 04 - William R. Newlin				☐	☐	☐

Vote on Proposals		For	Against	Abstain

NOTE: Please sign, date and return the proxy card promptly using the enclosed envelope. When signing as attorney executor, administrator, trustee or guardian, please give full title as such; and if signing for a corporation, please give your title.When shares are in the name of more than one person, each should sign the proxy.

2.	The selection of auditors	☐	☐	☐
3.	Approval of adoption of the 2007 Long-Term Incentive Plan	☐	☐	☐

For address changes, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

ARVINMERITOR, INC.

PROXY CARD SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DIRECTION CARD TO T. ROWE PRICE TRUST COMPANY, DIRECTED TRUSTEE

The undersigned hereby appoints Rhonda L. Brooks, Victoria B. Jackson, and Charles G. McClure, Jr., jointly and severally, proxies, with full power of substitution, to vote shares of common stock of the Company owned of record by the undersigned and which the undersigned is entitled to vote, at the Annual Meeting of Shareowners to be held at ArvinMeritor's World Headquarters, 2135 West Maple Road, Troy, Michigan 48084, on January 26, 2007, or any adjournment thereof, as specified on the reverse side of this card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

The undersigned also provides directions to T. Rowe Price Trust Company, Directed Trustee, to vote shares of common stock of the Company allocated, respectively, to accounts of the undersigned under the ArvinMeritor, Inc. Savings Plan and the ArvinMeritor, Inc. Employees Savings Plan, and which are entitled to be voted, at the aforesaid Annual Meeting or any adjournment thereof, as specified on the reverse side of this card.

Where a vote is not specified:
•     the proxies will vote all such shares owned of record FOR the election of directors and FOR proposals (2) and (3) and will vote as they deem proper on such other matters as may properly come before the meeting; and
•     T. Rowe Price Trust Company, as Directed Trustee, will vote all such shares allocated to the ArvinMeritor Savings Plan and Employee Savings Plan accounts of the undersigned on proposals (1), (2) and (3) in the same manner and proportion as shares for which voting instructions are received.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope